As filed with the Securities and Exchange Commission on

                                February 12, 2004

                        REGISTRATION NO.
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM SB-2

                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933

                         NMXS.COM, INC.
                 -----------------------------
         (Name of Small Business Issuer in its Charter)



         DELAWARE                         7389                91-1287406
     -------------                   -------------           -------------
(State or other jurisdiction  (Primary Standard Industrial (I.R.S. Employer
             of               Classification Code Number)  Identification No.)
incorporation or organization)


                5041 Indian School Road, Suite 200
                  Albuquerque, New Mexico 87110
                         (505) 255-1999
             ---------------------------------------
  (Address, including zip code, and telephone number, including area code,
          of registrant's principal executive offices)


                        RICHARD GOVATSKI
                     PRESIDENT AND DIRECTOR
                         NMXS.COM, INC.
               5041 INDIAN SCHOOL ROAD, SUITE 200
                  ALBUQUERQUE, NEW MEXICO 87110
                         (505) 255-1999
            -----------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Copies of communications to:

                     RICHARD I. ANSLOW, ESQ.
                      ANSLOW & JACLIN, LLP
                     4400 ROUTE 9, 2ND FLOOR
                   FREEHOLD, NEW JERSEY 07728
                  TELEPHONE NO.: (732) 409-1212
                  FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.





                          -i-




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                 CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF                                     OFFERING PRICE      AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED      PER SHARE           OFFERING PRICE     FEE
----------------------------   -----------------------      ----------------    ----------------   ------------

Common Stock, par value              5,969,090                   $.48             $2,865,163          $ --
$.001 per share (1)

Common Stock, par value
$.001 per share (2)                  2,325,581                   $.43             $1,000,000          $ --

Common Stock, par value
$.001 per share (3)                  1,000,000                   $.48             $  480,000          $ --
                                                                                  ----------         --------
Total                                 9,294,671                                   $4,345,163          $550.53


(1) Represents Selling Security Holders shares being sold to the public. The price of $.48 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the last trade price reported on the OTC Bulletin Board on February 9, 2004.

(2) Represents shares being sold to the public. The price of $.43 per share is based on a 10% discount to the closing sales price of the shares to the public. On February 9, 2004 our share price closed at $.48 per share.

(3) Represents shares of common stock issuable in connection with the conversion of warrants issued to First Mirage, Inc. The price of $.48 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the last trading price reported on the OTC Bulletin Board on February 9, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED      , 2004

                         NMXS.COM, INC.

                2,325,581 SHARES OF COMMON STOCK
        5,969,090 SELLING SECURITY HOLDER SHARES OF COMMON STOCK
  1,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                     CONVERSION OF WARRANTS


We are offering 2,325,581 shares of our common stock at $0.43 per share. In addition, our selling security holders are offering to sell 5,969,090 shares of our common stock and 1,000,000 shares of our common stock issuable in connection with their conversion of our warrants.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE
OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED
UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

The date of this prospectus is ________________, 2004


             PRICE TO PUBLIC            PROCEEDS TO
                                        COMPANY

Per Share        $0.43                   $0.43
Total         $1,000,000               $1,000,000



Currently, we have not established an underwriting arrangement for the sale of these shares. Richard Govatski, our President and Director will be the only person that will conduct the best-efforts offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Our common stock is listed on the OTC Bulletin Board under the symbol "NMXS." The last reported sale price of our common stock on February 9, 2004 was $0.48.

This prospectus also relates to the resale by the selling stockholders of up to 5,969,090 shares of common stock and 1,000,000 shares of our common stock issuable in connection with the conversion of our warrants. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 2,325,581 shares as well as the exercise of the outstanding warrants.

                        TABLE OF CONTENTS


ABOUT US............................................................4

RISK FACTORS........................................................5

USE OF PROCEEDS.....................................................9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............10

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION...........11

BUSINESS............................................................24

LEGAL PROCEEDINGS...................................................25

MANAGEMENT..........................................................25

PRINCIPAL STOCKHOLDERS..............................................26

DILUTION............................................................27

SELLING STOCKHOLDERS................................................28

PLAN OF DISTRIBUTION................................................29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................29

DESCRIPTION OF SECURITIES...........................................30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.................................30

TRANSFER AGENT......................................................31

EXPERTS.............................................................31

LEGAL MATTERS.......................................................31

FINANCIALS..........................................................31

RECENT SALES OF UNREGISTERED SECURITIES.............................64

                            ABOUT US


                      HOW WE ARE ORGANIZED

We were originally incorporated under the laws of the State of Utah on August 12, 1983, under the name "Raddatz Exploration, Inc." The name was changed to "Renaissance Guild, Inc." on February 16, 1984, and to "C.O.N.S.E.R.V.E Corporation" on October 3, 1985. On April 28, 1997, we changed domicile to the State of Delaware by merging into a Delaware corporation incorporated on October 14, 1980, under the name "Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc." The name was changed to "Conserve, Inc." on May 11, 1999. On August 3, 1999, our corporate name was changed to "NMXS.com, Inc."

Through our wholly owned subsidiaries, New Mexico Software, Inc. and Working Knowledge, Inc., we develop and market proprietary Internet technology-based software for the management of digital high-resolution graphic images, video clips, and audio recordings. Through New Mexico Software we develop and market the software, and through Working Knowledge we provide data maintenance services related to the New Mexico Software digital asset management system.

                      WHERE YOU CAN FIND US

We are located at 5041 Indian School Road NE, Suite 200,
Albuquerque, New Mexico 87110. Our telephone number is (505) 255-
1999 and our facsimile number is (505) 255-7201.

                    SECURITIES OFFERED BY US

We are offering a maximum amount of 2,325,581 shares of common stock, $.001 par value at $0.43 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by Richard Govatski, our officer, and director. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.


                      PLAN OF DISTRIBUTION

This offering of a maximum of 2,325,581 of our shares of common stock is being made on a self-underwritten basis by us through Richard Govatski, our President and Director, who will not be paid any commissions or other compensation and without the use of securities brokers.

Selling shareholders may also be selling up to 5,969,090 additional shares and 1,000,000 shares issuable in connection with the conversion of our warrants. Such shares of our common stock may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling shareholders other than payment that they may agree to make to underwriters.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

                          RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to NMXS.com, Inc. and not to the selling shareholders.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS
STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD
CAUSE US TO CEASE OUR BUSINESS OPERATIONS

Even with the proceeds from this offering, we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we will implement our business plan. Furthermore, we intend to effect future acquisitions with cash and the issuance of debt and equity securities. The cost of anticipated acquisitions may require us to seek additional financing. We anticipate requiring additional funds in order to fully implement our business plan to significantly expand our operations. We may not be able to obtain financing if and when it is needed on terms we deem acceptable. Our inability to obtain financing would have a material negative effect on our ability to implement our acquisition strategy, and as a result, could require us to diminish or suspend our acquisition strategy.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR
ABILITY TO RAISE ADDITIONAL FINANCING AND DECREASE THE PRICE OF
OUR COMMON STOCK

The report of our independent auditors on our financial statements for the year ended December 31, 2002 contains an explanatory paragraph which indicates that we have recurring losses from operations and negative cash flow since our inception. The deficit accumulated as of September 30, 2003 was 8,631,000. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us. In addition, this report may have the effect of decreasing our common stock price.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE
LOSS OF WHOM COULD NEGATIVELY AFFECT US

Richard Govatski and Teresa B. Dickey, our senior executives are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected.

NOTWITHSTANDING THE STEPS WE HAVE TAKEN TO PROTECT OUR
INTELLECTUAL PROPERTY, MISAPPROPRIATION OF OUR INTELLECTUAL
PROPERTY CAN RESULT IN A SIGNIFICANT NEGATIVE EFFECT ON OUR
REVENUES AND OPERATIONS

We have several proprietary aspects to our software that we believe make our products unique and desirable in the marketplace. Consequently, we regard protection of the proprietary elements of our products to be of paramount importance and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws, and restrictions on disclosure and transferring of title. We have entered into confidentiality and non-disclosure agreements with our employees and contractors in order to limit access to, and disclosure of, our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. Such misappropriation can cause our revenues and operations to be negatively effected.

ALTHOUGH WE BELIEVE WE HAVE NOT INFRINGED UPON ANY PROPRIETARY
RIGHTS, OUR INDUSTRY IS SUBJECT TO LAWSUITS INVOLVING
INFRINGEMENT OF PROPRIETARY RIGHTS WHICH COULD RESULT IN COSTLY
LITIGATION

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations, and financial condition.

IF THE FEDERAL GOVERNMENT AND STATE GOVERNMENTS ENACT LAWS
APPLICABLE TO THE INTERNET IT COULD IMPOSE ADDITIONAL FINANCIAL
BURDENS AND OTHER BURDENS ON US

There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online.

IF STATES DECIDE TO IMPOSE A TAX ON COMPANIES ENGAGED IN INTERNET
SERVICES THIS WOULD IMPOSE AN ADDITIONAL FINANCIAL BURDEN ON US

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. This would cause a financial burden to us and strain our cash flow.

BASED ON THE NATURE OF OUR OPERATIONS WE MAY BE REQUIRED TO
QUALIFY TO DO BUSINESS IN SEVERAL STATES SUBJECTING US TO TAXES
AND PENALTIES

Because our services are accessible worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

SINCE WE ARE IN THE PROCESS OF PROTECTING OUR TRADE NAMES,
CERTAIN PARTIES MAY TRY TO MISAPPROPRIATE OUR TRADE NAMES WHICH
COULD CAUSE CONFUSION IN THE MARKETPLACE AND BE COSTLY AND TIME-
CONSUMING TO US

While we have commenced the process to protect our trade names, we have not completed the process. Thus, others could attempt to use trade names that we have selected. Such misappropriation of our brand identity could cause significant confusion in the highly competitive Internet technology marketplace and legal defense against such misappropriation could prove costly and time-consuming. As part of the brand identity creation process that defines our products to be unique in the Internet technology marketplace and proprietary in nature, we have begun the process to protect certain product names and slogans as registered trademarks to designate exclusivity and ownership.

OUR INTELLECTUAL PROPERTY RIGHTS MAY NOT BE AVAILABLE IN ALL
COUNTRIES WHICH CAN CAUSE THIRD PARTIES TO INFRINGE UPON SUCH
RIGHTS RESULTING IN A NEGATIVE EFFECT ON ANY INTERNATIONAL
OPERATIONS WE UNDERTAKE

Although trademarked in the U.S., effective trademark, copyright or trade secret protection may not be available in every country in which our products may eventually be distributed. There can also be no assurance that the steps taken by us to protect our rights to use these trademarked names and slogans and any future trademarked names or slogans will be adequate, or that third parties will not infringe or misappropriate our copyrights, trademarks, service marks, and similar proprietary rights. This can have a negative effect on any international operations that we undertake.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE
SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months. In particular, we intend to hire additional sales, marketing and administrative personnel. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth. Any failure to address the needs of our growing business successfully could have a negative impact on our chances of success.
COMPETITION FROM OTHER COMPANIES THAT HAVE GREATER RESOURCES THAN WE DO COULD PREVENT US FROM EXPANDING AND BECOMING PROFITABLE

The Proprietary Internet technology-based software industry is highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Moreover, we expect that competition will increase as larger beverage companies seek to compete more intensely with us in our fat-free, sugar-free end of the market. This could cause us to fail to obtain market share in order to become profitable.

OUR RELIANCE ON ISSSUANCES OF SHARES OF OUR COMMON STOCK FOR
SERVICES PERFORMED FOR US IN LIEU OF PAYING FOR SUCH SERVICES
WILL RESULT IN DILUTION OF YOUR INVESTMENT AND A DEPRESSED MARKET
PRICE FOR OUR SHARES OF COMMON STOCK

We have entered into agreements with companies that perform services for us. Under the terms of such agreements, we pay for such services by issuing shares of our common stock in lieu of making cash payments. The issuance of such shares will result in the dilution of your investment in us. Furthermore, since such shares are normally registered in a Form S-8 registration statement and such registration statement has the effect of being able to issue such shares as unrestricted shares, or freely tradable upon receipt, the sale of such shares can have the effect of decreasing the price for our shares of common stock.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.43 OFFERING PRICE
MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE
PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE
EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR
COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED
ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY
HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR
ABOVE THE PRICE YOU PAID FOR THEM

We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE
PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE
CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK
DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY
OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

                         USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 2,325,581 shares of our common stock at a price of $0.43 per share, are estimated to be $1,000,000. We expect to use the net proceeds from this offering, for . We have agreed to bear the expenses relating to the registration of our own shares as well as for the selling security holders.


Gross Proceeds     $  $1,000,000

                                     Amount         Percentage
Offering Expenses ..........     $   50,000            10.00%

Payment of IRS Obligation (1)    $  277,000            27.70%
Repayment of Los Alamos
National Bank Loan               $  175,000            17.50%
Sales Representatives (2)        $  300,000            30.00%
Repurchase of Company Stock(3)   $  150,000            15.00%
General Corporate Purposes       $   38,000             3.80%

Gross Proceeds .............     $1,000,000              100%

Less Offering Expenses .....         50,000

Net Proceeds ...............      $ 950,000

(1) Represents past due tax obligations for 941 payroll withholding taxes.
(2) Represents the hiring of 5 sales representatives at an annual salary of $60,000 per sales representative.
(3) We intend to use this amount to undertake the repurchase of our shares of common stock on the open market.

                 DETERMINATION OF OFFERING PRICE

The price of $0.43 per share for the offering of 2,325,581 shares has been determined based on a 10% discount to the closing price of $0.48 for our shares of common stock as reported on the OTC
Bulletin Board on February 9, 2004.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "CPLY." The following table sets forth the high and low bid prices for our common stock since the first quarter of 2001.


YEAR     QUARTER            HIGH           LOW

2002     First             0.40          0.32
2002     Second            0.50          0.20
2002     Third             0.26          0.17
2002     Fourth            0.23          0.17
2003     First             0.19          0.05
2003     Second            0.11          0.05
2003     Third             0.17          0.06
2003     Fourth            0.71          0.17
2004     First             0.51          0.41
       (to February 9, 2004)


As of January 20, 2004, based on our transfer agent records, we had 349 shareholders holding 29,642,256 shares of our common stock.

The above quotations reflect the inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

EQUITY COMPENSATION PLAN INFORMATION



     The following table sets forth certain information as of December 31, 2002, with respect to compensation plans under which our equity securities are authorized for issuance:


                                   (a)                   (b)                     (c)

                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excludeing securites
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------

Equity compensation
plans approved by
security holders                2,532,267                 $0.63                  618,290(2)

Equity compensation
plans not approved
by security holders             4,936,545(2)              $0.68                    -0-

     Total                      8,398,225                                        150,557
---

 (1) Represents 467,733 shares available for issuance under our Stock Option Plan and 150,557 under our 2001 Stock Issuance Plan as of December 31, 2002.
 (2) Includes 1,000,000 shares of common stock issuable upon exercise of Series A warrants exercisable at $1.25 per share at any time through November 14, 2003; 1,090,000 Series B warrants exercisable at $1.00 per share at any time through August 1, 2005; 1,500,000 Series C warrants exercisable at $0.50 per share at any time through February 20, 2006; and 1,346,545 Series D warrants exercisable at $0.21 per share through July 22, 2009.

                            DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                   PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

OVERVIEW

We are a leading provider of digital asset management solutions.
We provide services for content owners to better manage the digital lifecycle of intellectual property which includes digitizing, encoding, storing, managing, licensing, and distributing digital files in government, medical, entertainment, and IT markets.

Our core product, Roswell, is an enterprise-level platform that manages digital assets or files, which is anything digital that a company or organization would consider an asset. It manages assets by creating catalogs, or groups of assets, catalog hierarchies, users, user groups, and user permissions. The assets are managed by a database that maintains both the membership of the asset in a catalog, or catalogs, and information about the asset. Roswell's main user interface is a web browser, which makes it accessible and more intuitive to a greater number of users. Roswell can be run on the Linux operating systems.

Our business creates software that is used by our clients on a hosted basis. This model is referred to as an Application Service Provider (ASP). Our clients use our software which we build for them, but the equipment/ hosting is the property of NMS. Their fees consist of the following: development fees, monthly hosting fees, and yearly renewal fees. The one time development fee depends on the customization a client requires. There is a renewal fee each year thereafter. The renewal fee is a percentage of the one time development fee. The hosting fees vary depending on the complexity of the site.

The second type of revenue we receive is from custom programming. Custom programming allows us to make client changes to our standard software code and include such items as tailoring the application to a client's workflow, customizing user and administrative interfaces, custom reporting, user data collection, and multi-division support. The average revenue received from custom programming varies from month to month, but in the past few years it only averaged about $5,000 per month. These contracts were from the U.S. Department of Energy and a large entertainment company. We expect follow on contracts to occur in the first quarter of 2004.

The third revenue source consists of professional services. This includes archive scanning, customer support, and database consulting. This business has improved and recently we were awarded a multi-year commitment from a large entertainment studio to scan promotional material from their archive of 8,000 movies. In our business we do not use contracts or purchase orders. We have an agreement on price and performance issues signed by both parties. Billing is performed at the time of delivering the work. We had thought this business was on a downward slide.

The last type of revenue comes from the sale of our Digital Filing Cabinet software. We have recently augmented the program to provide our own branded servers with our software. In addition, there are monthly maintenance fees for hardware and a recurring yearly maintenance fee for the software upgrades. We will continue to work with OEM hardware vendors to generate revenues from this source.

 Cost of services consists primarily of engineering salaries and supplies, and compensation-related expenses, as well as hardware purchases and equipment rental. General and administrative expenses consist primarily of salaries and benefits of personnel responsible for business development and operating activities, and include corporate overhead expenses. Corporate overhead expenses relate to salaries and benefits of personnel responsible for corporate activities, including acquisitions, administrative, and reporting responsibilities. We record these expenses when incurred.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe there are no critical accounting policies that would have a material impact on our financial presentation.

Notwithstanding the foregoing, we recognize revenue from sales of proprietary software which do not require further commitment from us upon shipment. During 2002 we shipped software under a contract with Physicians Telehealth Network ("PTN") and recognized $500,000 in license fees from the sale. The agreement with PTN provided for the licensing of the technology for $500,000, which amount was recorded as income during 2002. In the first quarter of 2003, certain of PTN's assets were taken over by a group of investors headed by Kurt Grossman and the initial contract we received continued with the new investor group named Doctors Telehealth Network ("DTN"). DTN had made no payments under the contract. During second quarter 2003 management determined that DTN was not going to proceed with the project and we wrote off the receivable related to it.
Management does not intend to pursue the contract and has rescinded the license granted in the agreement.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003, COMPARED TO THREE
AND NINE MONTHS ENDED SEPTEMBER 30, 2002

A summary of operating results for the three months ended
September 30, 2003 and 2002 is as follows:

                                  2003                   2002
                                            % of                   % of
                                  Amount    Revenue      Amount    Revenue
                                  ------    -------      ------    -------
     Revenues                  $  377,000     100%    $  212,000     100%
     Cost of services              80,000      21%       181,000      85%
                                  ------                 ------
     Gross profit                 297,000      79%        31,000      15%

     General & administrative     143,000      38%       268,000     126%
     Compensation expense          15,000       4%           -0-
     Research & development        28,000       7%        44,000      21%
                                  ------                 ------
                                  186,000      49%       312,000     147%

     Other income (expense)        (5,000)    (1)%       (13,000)    (6)%
                                  ------                 ------
     Net income (loss)         $  106,000      28%     $(294,000)  (139)%
                                  ======                 ======

                                    2003        2002
                                   ------      ------
     Earnings (loss) per share:     $0.00      $(0.01)

     A summary of operating results for the nine months ended
September 30, 2003 and 2002 is as follows:

                                  2003                   2002
                                            % of                   % of
                                  Amount    Revenue      Amount    Revenue
                                  ------    -------      ------    -------
     Revenues                   $1,004,000    100%     $1,488,000    100%
     Cost of services              245,000     24%        423,000     28%
                                  ------                 ------
     Gross profit                  759,000     76%      1,065,000     72%

     General & administrative      701,000     70%      1,124,000     76%
     Compensation expense           15,000      1%            -0-
     Research & development         90,000      9%        137,000      9%
     Bad Debt                      501,000     50%            -0-
                                  ------                 ------
                                 1,307,000    130%      1,261,000     85%


     Other income (expense)        (19,000)   (2)%        (51,000)   (3)%
                                  ------                 ------
     Net income (loss)          $ (567,000)  (56)%      $(247,000)  (17)%
                                  ======                 ======

                                    2003        2002
                                   ------      ------
     Earnings (loss) per share:    $(0.02)     $(0.01)

Revenues. Total revenues increased 78%, or $165,000 for the three months ended September 30, 2003, as compared to the same period in the prior year (the "comparable prior year period"). Total revenues decreased 32%, or $484,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. Management believes the trend represented by the third quarter of this year is more indicative of future revenue generation. We are developing more customers from our distribution program with the Digital Filing Cabinet and we have initiated a strong sales program. These revenues were generated principally from the following four revenue streams:

* Revenues generated by software sales and maintenance increased 15,700%, or $157,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. Revenues generated by software maintenance increased 146%, or $385,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. This increase is attributable to the fact that we are now marketing our product as an off-the-shelf product. The hosting model is less of a factor for us.
Our marketing efforts are for continuing the sale of our standard products as compared with building custom products. Management believes software sales and maintenance will remain strong in the future due to an increasing number of customers requiring our services.

* Custom programming revenue increased 132%, or $86,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. Custom programming revenue increased 102%, or $101,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. There are some customers that purchase our standard products and require customization, and we continue to offer this service. While this could be a significant growth area for us in the future, it will depend on the customer base and their requirements for customizing our products.

* Revenues generated by license fees increased 15%, or $2,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. Revenues generated by license fees decreased 96%, or $894,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. Management believes that this category may not be a significant portion of future revenues. We may license our software, or parts of the software, in certain cases. However, we anticipate most revenues will be generated from software sales of our Digital Filing Cabinet package.

* Revenue generated by scanning services decreased 62%, or $83,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. This type of revenue decreased 40%, or $81,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. This part of our business is not a primary focus, although management believes it generates adequate income when scanning contracts are received. Generally, these contracts are made available to us when the promotion budgets are available for new television shows or archived shows. We are unable to predict when and to what extent these budgets will be available in the future. Therefore, management believes revenues in this category may fluctuate in the future depending on the availability of promotional funds from the studios.

We continue to rely on a small number of customers to generate our revenues. During the nine month period ended September 30, 2003, Toshiba accounted for 30% of the total revenues generated during the period. In addition, Forbes, Inc. comprised 39% of the total accounts receivable balance at September 30, 2003.

Cost of Services. Cost of services decreased 56%, or $101,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. Cost of services decreased 42%, or $178,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. This reduction in costs of services is attributable primarily to a reduction of overhead expenses following completion of the primary research and development phase of our software. Cost of services as a percentage of revenues decreased to 24% for the nine months ended September 30, 2003 from 28% for the comparable prior year period. Management believes this current percentage is more indicative of the percentage of costs associated with revenues in the future, but until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

General and Administrative. General and administrative expenses decreased 47%, or $125,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. General and administrative expenses decreased 38%, or $423,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. This decrease was primarily attributable to a reduction in engineering and administrative staff, reducing our monthly lease payments for our office space in Albuquerque, and reducing our accounting and legal expenses. General and administrative expenses as a percentage of revenues were 70% for the nine months ended September 30, 2003, as compared to 76% for the comparable prior year period. Management believes this current percentage is more indicative of the percentage of general and administrative costs associated with revenues in the future. However, management believes general and administrative may increase slightly in the future if more customer support and sales persons are required to handle an increase in customers. Until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

 Compensation Expense - Related Party. Compensation expense for shares issued to Brian McGowan, one of our consultants, increased $15,000 from zero for the three months ended September 30, 2003, as compared to the comparable prior year period, as well as for the nine months ended September 30, 2003, as compared to the comparable prior year period. This increase represents compensation pursuant to a five year consulting agreement with Mr. McGowan. The total compensation is being expensed over the life of the contract. Management expects this amount to be representative of future quarterly expenses related to this item during the term of the contract.

Research and Development. Research and development expenses decreased 36%, or $16,000, for the three months ended September
30, 2003, as compared to the comparable prior year period.

Research and Development expenses decreased 34%, or $47,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. This decrease was primarily due to less time required to complete product enhancements and a reduction in the number of software developers. It is also attributable to the need to develop additional product areas. Since our products are mature and now in the market, most of the research and development category will have a lesser importance in the future. In addition we will add a maintenance development category in the future.

Bad Debt. Management has determined that the account receivable from Doctors Telehealth Network generated by the sale of a software license for $500,000 is not collectable. Therefore, management decided to write-off the receivable during the second quarter of 2003. Bad debt expenses as a percentage of revenues were 50% for the nine months ended September 30, 2003, as compared to nothing for the comparable prior year period.

Other Income (Expense). Interest expense decreased 62%, or $8,000, for the three months ended September 30, 2003, as compared to the comparable prior year period. Interest expense decreased 30%, or $8,000, for the nine months ended September 30, 2003, as compared to the comparable prior year period. The decrease in interest expense was attributable to retiring existing promissory notes and issuing fewer notes.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2003, cash and cash equivalents totaled
$70,000, representing a $31,000 increase from the beginning of the period. This increase was attributable to cash generated from our financing activities.

Operating Activities used net cash of $139,000 for the nine months ended September 30, 2003, compared to $69,000 used during the nine months in the prior year comparable period.

Our cash flow has improved significantly in that we believe we are able to meet our on-going expenses from our revenues. Nevertheless, at September 30, 2003, we had negative working capital of ($361,000). At September 30, 2003, we also owed approximately $277,371, without penalties and interest, for unpaid federal and state payroll taxes, although we have negotiated a settlement with the state taxing authority and an interim settlement with the IRS. At September 30, 2003, we had trade accounts payable in the amount of $114,041, of which $76,224 were current as of September 30, 2003, and $37,814 were past due. The largest creditor, excluding taxing agencies, is Forbes which is owed $15,000 which we intend to satisfy upon completion of the advertising campaign in first quarter of 2004. The remainder of the past due amounts is owed to our former counsel which the company negotiated a complete settlement and our former counsel has decided to continue to work with us. We also continue to accrue the salary of our president, which, at September 30, 2003, was an aggregate of $110,800, of which $15,000 was accrued for the nine months ended September 30, 2003.

During the nine months ended September 30, 2003, we issued common stock or stock options for salaries and services totaling $185,000, as compared with $469,000 for the comparable prior year period. We anticipate that this downward trend in such compensation will continue as we are able to reduce our compensation expenses and generate more revenue from operations. However, we might continue to compensate employees and consultants with equity incentives where possible and during 2003 and part of 2004 may continue to utilize equity instruments. We believe this strategy provides the ability to increase stockholder value as well as utilize cash resources more effectively. To support this strategy we may seek an increase in the number of equity securities that can be issued under our existing stock plan in order to allow management greater flexibility in its use of stock based compensation. The continued issuance of equity securities under the stock plan may result in dilution to existing shareholders.

Investing activities used $6,000 of cash for the nine months ended September 30, 2003, as compared to $1,000 for the comparable prior year period. The increase in the cash used for investing activities was primarily attributable to acquisition of fixed assets for replacement of computer hardware.

Financing activities provided $176,000 in cash for the nine months ended September 30, 2003, as compared to financing activities providing $161,000 for the comparable prior year period. The increase in cash provided by financing activities was primarily attributable to funds borrowed by us and sales of our stock. Of the cash provided by financing activities for the nine months ended September 30, 2003, $25,000 of the total amount was attributable to a loan from First Mirage, Inc. In March 2003 we issued a promissory note for $25,000 with an interest rate of 7%. The note was due on September 30, 2003. We negotiated an extension of the note to March 31, 2004. Also during second and third quarters we sold 135 shares of Series A preferred stock. The Series A shares are convertible into common shares at the option of the holder at the rate of 70% of the average bid price of the common stock on the conversion date, based upon the value of the Series A shares being converted which is deemed to be $1,000 per share. During third quarter we received notification from two on the investors holding 105 of the preferred shares of their intention to convert their shares into 1,600,000 shares of common stock. The remaining $28,000 was provided by net proceeds from a private stock offering of 250,000 shares of common stock to John Handley, one of our directors.

Management anticipates that our primary uses of capital in the future periods will be allocated to working capital purposes. Our business strategy is to achieve growth internally through continued sale of licenses for our Roswell and Digital Filing Cabinet products, and maintenance of these licenses, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs. In addition, we may be forced to issue additional equity compensation to employees and outside consultants to meet payroll and pay for needed legal and other services.

During the quarter ended September 30, 2003, we negotiated the settlement of several outstanding obligations, including the following:

* We negotiated a reduction in the amount of space we lease at our Albuquerque, New Mexico, facilities to approximately 2,886 square feet and reduced our monthly rent payment to $3,000. We also issued 365,000 shares of our common stock to the landlord in satisfaction of past due lease payments in the amount of $29,352, provided that we register the resale of these shares by February 2003. If we fail to register the shares, we must repay the back lease amount.

* We settled an account payable to our former auditor. We had received invoices for approximately $109,000 from the auditor and settled the payable for $20,000 which we paid in September 2003.

* We settled a dispute with Sunrise International Leasing Corporation in which it claimed that we owed approximately $71,000 under two equipment leases. We returned the equipment and paid $1,000 to the leasing company in settlement of this dispute.

 At September 30, 2003, we had an outstanding balance of $212,849 on an original line of credit with Los Alamos National Bank. The total amount this loan was due on October 15, 2003. Effective October 15, 2003, we negotiated a six month extension of the amount due on the line of credit by paying $25,000 of the principal amount due and $7,500 in interest due. The loan is now due April 15, 2004, and the principal balance due for this line of credit is $187,776 as of October 15, 2003. Our inability to retire this debt, negotiate an extension of the payment amount and/or date, or obtain an alternative loan would likely have a material negative impact on our business, and could impair our ability to continue operations if the bank were to foreclose on the note after April 15, 2004.

Subsequent to the quarter ended September 30, 2003, we negotiated a commitment from a related party by which it expressed its intent to invest approximately $500,000 in our company over the next approximately six months. This investment is intended to be in the form of either an acquisition of our common stock, convertible notes, and/or convertible preferred stock. The investment will be subject to certain conditions, including registration of the securities for resale, negotiation of satisfactory deal terms, and satisfactory completion of its due diligence investigation of our company. The funds will be used to pay back the delinquent taxes owed to the IRS.

Year Ended December 31, 2002, Compared to Year Ended December 31,
2001

A summary of operating results for the years ended December 31, 2002 and 2001 is as follows:

                                  2002                   2001
                                            % of                   % of
                                  Amount    Revenue      Amount    Revenue
                                  ------    -------      ------    -------
     Revenues                $  1,658,000     100%    $1,279,000     100%
     Cost of services             527,000    31.8%       487,000    38.1%
                                  ------                 ------
     Gross profit               1,131,000    68.2%       792,000    61.9%
                                  ------                 ------
     General & administrative   1,386,000    83.6%     2,723,000   212.9%
     Research & development       176,000    10.6%       279,000    21.8%
     Impairment of goodwill        22,000     1.3%             -        -
                                  ------                 ------
                                1,584,000    95.5%     3,002,000   234.7%
                                  ------                 ------
     Other income (expense)       (69,000)  (4.2)%       (30,000)   (2.3)%
                                  ------                 ------
     Net income (loss)       $   (522,000) (31.5)%   $(2,240,000) (175.1)%
                                  ======                 ======

                                    2002        2001
                                 ----------   ----------
     Earnings (loss) per share:   $ (0.02)     $ (0.10)


Revenues. Total revenues increased 29.6%, or $379,000, for the year ended December 31, 2002, as compared to the same period in the prior year (the "comparable prior year period"). These revenues were generated from the following four revenue streams:

* Revenues generated by software maintenance increased 163%, or $653,000, for the year ended December 31, 2002, as compared to the comparable prior year period. This increase is attributable to the increase in the number of license agreements with continuing annual maintenance fee provisions. This increase was also due in part to a single contract with Physicians Telehealth Network (PTN) from which we recognized revenue of $500,000 in license fees during the first half of this year. The agreement with PTN provides for the licensing of the technology for $500,000, which amount was booked as revenue in the first half of this year. The agreement, dated June 15, 2002, called for a down payment by PTN of $25,000 and the balance in 90 days. Neither the down payment nor any of the balance has been paid by PTN. In February, 2003 PTN assets were acquired by a group of investors headed by Kurt Grossman. PTN assets, including contract rights, trade secrets, and intellectual property, have been acquired by a new corporation named Doctors Telehealth Network (DTN). DTN also assumed the obligation to pay the $500,000 under the original PTN agreement. PTN was unable to fulfill its original contract with New Mexico Software and this significantly delayed the deployment of their network. Mr. Grossman, also an investor in our company, reconfirmed his intention to work with New Mexico Software to develop the latest generation of digital asset management system for DTN. Prior to year-end, we had booked the $500,000 as license fee revenue. Support, maintenance, and development costs related to this contract are estimated at $500,000 and will be governed by a separate agreement, which management hopes to complete during the first half of 2003. Management anticipates that revenues in this category will continue to increase, although there is no assurance that they will increase at the current rate.

*    Custom programming revenue decreased 73%, or $287,000, for the year ended December 31, 2002, as compared to the comparable prior year period. This decrease was primarily due to a shift from providing customized software services to marketing of
   developed software     products.  Management anticipates that the
   decrease in revenue from custom programming will continue.

* Revenues generated by license fees decreased 44.2%, or $138,000, for the year ended December 31, 2002, as compared to the comparable prior year period. This decrease is primarily attributable to the fact that we did not enter into any new significant licenses during the year. The renewal fees under our license agreements are substantially lower than the initial license fee paid when the license is first entered into with the client. We anticipate in the future that sales of licenses will be static but will be broader to a larger customer base.

* Revenue generated by scanning services decreased 46.4%, or $65,000, for the year ended December 31, 2002, as compared to the comparable prior year period. Although management anticipates that revenues generated by Working Knowledge will remain consistent or even increase modestly in the future, the services provided by Working Knowledge will generally be limited to our existing or future clients and will not be our primary focus. However, Working Knowledge will continue to accept unsolicited work.

* Other revenue was generated by commissions from Sprint, consulting services for data base design, and other miscellaneous items. Revenue generated by these other services increased 635% or 216,000, for the year ended December 31, 2002, as compared to the comparable prior year period. The Sprint agreement was terminated by both parties and a settlement of monies owed by both parties was agreed to in late January 2003. The agreement calls for New Mexico Software to make a total of $16,000 in payments to Sprint. Payments will be made over a period of 16 months at the rate of $1,000 per month.

Cost of Services. Cost of services increased 8.2%, or $40,000, for the year ended December 31, 2002, as compared to the comparable prior year period. Cost of services as a percentage of revenues decreased to 31.8% for the year ended December 31, 2002 from 38.1% for the comparable prior year period. This decrease was primarily due to a decrease in salaries and compensation previously associated with the development of our digital asset management software in the comparable prior year period. During the first year ended December 31, 2002, this product went into production which required less expense. Management believes this current percentage is more indicative of the percentage of costs associated with revenues in the future, but until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

General and Administrative. General and administrative expenses decreased 49.1%, or $1,337,000, for the year ended December 31, 2002, as compared to the comparable prior year period. This decrease was primarily attributable to the reduction in the number of employees and the change of auditors. General and administrative expenses as a percentage of revenues were 83.6% for the year ended December 31, 2002, as compared to 212.9% for the comparable prior year period. Management believes this current percentage is more indicative of the percentage of general and administrative costs associated with revenues in the future, but until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

Research and Development. Research and development expenses decreased 36.9%, or $103,000, for the year ended December 31, 2002, as compared to the comparable prior year period. This decrease was primarily due to the completion of the development of our core software products during the last quarter of 2001 and the refocusing of research and development to upgrading the existing products to remain competitive in the industry.

Other Income. Interest income decreased 80%, or $4,000, for the year ended December 31, 2002, as compared to the comparable prior year period. Interest expense increased 28.6%, or $10,000, for the year ended December 31, 2002, as compared to the comparable year period.

The increase in interest income was attributable to the increase in the interest expense due to additional promissory notes sold by us. The loss on disposal of fixed assets was attributable to the return of the Sony Petasite equipment. This equipment had been sold to us by Sony for a custom project which was completed during the period. Although Sony had invoiced us for the equipment, the invoice had not been paid, so that with the return of the equipment, we realized no additional cash. Rather it received a credit on the invoice, less a restocking fee and other costs charged by Sony and nominal transportation expenses.

Liquidity and Capital Resources

 Our negative cash flow continues to be of concern to management. As discussed below, we suffer from a lack of available cash to meet our continuing operating requirements. Amounts due a number of suppliers for services and products remain delinquent which may cause these parties to seek legal action against us to collect delinquent accounts. At December 31, 2002, we had trade accounts payable in the amount of $307,401, of which $67,179 were current, $18,182 were between 31 and 60 days delinquent, $5,992 were between 61 and 90 days delinquent, and $211,212 were over ninety days delinquent. The four largest creditors include our former auditor ($91,255), Sprint Data Services (14,000), another former auditor ($11,878.00), and legal counsel ($8,605). Management continues to work with our creditors and to seek additional sources of capital, but there is no assurance that it will be successful, or that additional capital can be obtained at rates or terms favorable to us. We also continue to accrue the salary of the president, which at December 31, 2002, was an aggregate of $109,003. Payroll taxes due at December 31, 2002, were $145,827, excluding penalties and interest. Our inability to pay or settle these obligations, especially the amount due to the IRS, could have a material negative impact on our business and could affect our ability to continue as a going concern.

Accounts receivable increased from $469,000 in 2001 to $643,000. Of the total increase, $500,000 is due to the receivable from PTN. Taking into account this single account receivable, receivables have decreased significantly from last year. Management believes this is due to better collection methods initiated during the year and the completion of more projects.

Operating activities generated $76,000 of cash for the year ended December 31, 2002, as compared to operating activities using $321,000 of cash for the comparable prior year period. The decrease in the use of cash was primarily due to lower operating expenses and decreased salaries, some of which was a result of completing much of the development stage of the Roswell product, and in a significant increase in accounts payable and accrued expenses. There was a significant decrease in deferred revenue from hosting activities provided by a change in sales methodology where sales of licenses are immediately included in revenue instead of a term contract over a period of time which required deferral of revenue. In addition, because we did not have access to available cash for payroll during the period, we paid employee salaries and outside consulting fees with equity based compensation.

Investing activities used $354,000 of cash for the year ended December 31, 2002, as compared to $49,000 for the comparable prior year period. The increase in the cash used for investing activities for the year ended December 31, 2002, was primarily attributable to the disposal of the Sony Petasite equipment.

Financing activities provided $260,000 in cash for the year ended December 31, 2002, as compared to financing activities providing $413,000 for the comparable prior year period. The decrease in cash provided by financing activities was primarily attributable to a reduction in funds borrowed by us. Of the cash provided by financing activities for the year ended December 31, 2002, $63,000 of the total amount was attributable to loans from two individuals who are acquaintances of management. On April 23, 2002, we issued a one year convertible promissory note to one of these individuals for $50,000 with a fixed sum of interest of $5,000. The note is convertible into shares of common stock at the rate of one share for each $0.25 of principal and imputed interest due on the conversion date. The remaining $13,000 was advanced to us without a promissory note and is deemed due on demand. Also, $148,000 was attributable to net proceeds from a private stock offering of shares of common stock and Series D warrants. In September 2002 we issued 1,346,545 shares of common stock and 1,346,545
Series D Warrants for gross proceeds of $148,120. The Series D Warrants are exercisable at $0.21 per share at any time prior to July 22, 2009. In October 2002 we issued 300,000 shares of common stock to twenty investors for gross proceeds of $20,000.We also reduced the amount due on our line of credit during this period by $50,000. Also during the year we used the proceeds of a certificate of deposit used as security on a loan from Bank of the West to retire the loan.

Management anticipates that our primary uses of capital in the future periods will be allocated to satisfy delinquent obligations and for working capital purposes. Our business strategy is to achieve growth internally through continued sale of licenses for our digital asset management products, and maintenance of these licenses, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs. In addition, we may be forced to issue additional equity compensation to employees and outside consultants to meet payroll and pay for needed legal and other services.

At December 31, 2002, we had an outstanding balance on a line of credit with Los Alamos National Bank which was originally due on July 24, 2002. The outstanding principal amount due at that date was $300,000, plus interest of $10,545. We negotiated a three month extension on the repayment of the outstanding balance of the line of credit by reducing the principal amount of the debt with the payment of $50,000 and the payment of the interest due on July 24, 2002. We were able to negotiate an extension of the amount due on the line of credit until April 24, 2003, by paying $25,000 of the principal amount due and $4,555 in interest due at October 24, 2002. The principal balance due for this line of credit is now $225,000. We and the bank have negotiated another six month extension by the payment of $25,000 on or before April 24, 2003. Our inability to retire this debt, negotiate an extension of the payment amount and/or date, or obtain an alternative loan would likely have a material negative impact on our business, and could impair our ability to continue operations if the bank foreclosed on the note.

We do not currently have material commitments for capital expenditures and do not anticipate entering into any such commitments during the next twelve months. Our current commitments consist primarily of lease obligations for office space. There is no assurance that our capital resources are sufficient to meet our present obligations and those to be incurred in the normal course of business for the next twelve months. If we are unable to secure additional sources of capital, or significantly increase revenues from operations, it may not be able to continue operating.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO



About Us

Through our wholly owned subsidiaries, New Mexico Software, Inc. and Working Knowledge, Inc., we develop and market proprietary Internet technology-based software for the management of digital high-resolution graphic images, video clips, and audio recordings. Through New Mexico Software we develop and market the software, and through Working Knowledge we provide data maintenance services related to the New Mexico Software digital asset management system. New Mexico Software operates as a business segment with the role of product development and support. Currently, New Mexico Software has developed a media asset management product called Roswell. We market Roswell in two ways; as a hosted application on the Internet, and as a highly customized application according to clients' specifications. A hosted application provides a customer access to the Roswell product over the Internet. Customers log on to our server and use Roswell to manage, view and distribute their media assets. The hosted application customers' media files are also stored on our server. Customers can choose the number of features needed for the particular business and are billed according to the number of features chosen and the amount of disk space the customer's media files will occupy. New Mexico Software has developed a product called MagZoom that allows magnified views of images on the Internet. MagZoom can be purchased as a hosted application or for local installation on a customer's web server. In addition to the products we have developed based on our technology, we have cooperative agreements with other vendors to either incorporate their products with our product, or offer their products as an additional feature. For instance, we cooperate with manufacturers like Toshiba with whom we sell our software pre-loaded on their hardware.

Our Technology

We engineer products around a central core of unique Internet technology that makes it possible to rapidly view, distribute and manage media files such as graphic images, animation sequences and film clips. Characteristically, media files are very large, thus making them more time consuming to view and distribute using conventional Internet technology. For instance, a media file such as an x-ray might be as large as 70mega-bytes. Conventional Internet technology moves the entire media file. Using a standard 56.6 kilo-byte modem connection, moving such a file would take more than 20 hours to load to a Netscape or Internet Explorer browser window if the Internet connection could be maintained that long, and if the browser did not crash. Using our technology that same 70mega-byte file can be viewed in approximately 37 seconds over a 56.6 kilo-byte modem connection. If it is necessary to move the actual media file, our technology provides a highly expedited method of doing this as well. However, for many e-commerce and other common Internet uses, it is not necessary to move the file, only to view it. In addition, our viewing technology also provides several magnification features. One type of magnification makes it possible to magnify regions of interest in a graphic image by clicking on them with the computer mouse. The viewer can then move the mouse around to magnify different areas of the image. Another type of magnification provides the ability to click on the image to greatly magnify the entire image. By holding down the mouse button and moving the mouse, the viewer can then move the magnified image to fit in the screen. While the ability to magnify images over the Internet is not unique, our product differs from many others in that the viewer does not require any special software to perform these various types of magnification. The magnification capability is generated by our Internet technology on our server--a high speed computer that handles multiple streams of incoming and outgoing data-- rather than being deployed as an application that must reside on the viewer's desktop computer. This means that e-commerce sites using our technology can offer their viewers the ability to examine products in detail without requiring them to download additional software.

Besides our viewing technology we also provide the ability to manage large numbers of media files in a visual database displaying small, thumbnail representations of the media. This database can be searched by natural language queries.

Our core technology is characterized by these additional features that also contribute to what we perceive to be marketplace advantages:

* Ability to use high-resolution graphics files large files with lots of detail as opposed to the low resolution files with indistinct detail used by conventional Internet technology.

* Ability to use a single image in multiple resolutions.

* Media stored using our unique technology has more modest storage requirements than media stored in conventional formats.

* Our technology works on MacIntosh, PC and UNIX computers. If a business has a network of these different types of computers it will work with combinations of these computers.

* The ability to create private, password required viewing salons on the Internet for the purposes of inter-business collaboration.

* Ability to convert existing images in other file formats such as computer aided design files and medical digital imaging and communications in medicine files to the file format used by our technology.

* Easy to use because it does not require any new software programs, only a familiarity with Netscape or Internet Explorer.

We employ programmers and engineers tasked with adding new features to our products and fixing any problems users might encounter. There are risks inherent in software development including unanticipated delays, technical problems that could mean significant deviation from original product specifications, and hardware problems. In addition, once improvements and bug fixes are deployed there is no assurance that they will work as anticipated or that they will be durable in actual use by customers.

During the years ended December 31, 2002 and 2001, our research and development costs were $176,000 and $279,000, respectively, none of the costs of which were borne directly by our customers.

Working Knowledge

Working Knowledge, Inc. provides services that are necessary to prepare, enter, and maintain the customer's data on our image management system. These include web design, database development, image scanning, asset uploading, and database support. In addition, Working Knowledge is able to serve the customer by utilizing the stored images to produce compact discs, digital prints, and large poster formats. These complementary services allow us to complete our cycle of comprehensive image management.

New Partner Program

We just established a new Partner program aimed at establishing sales and marketing relationships with qualified organizations that provide complementary services and solutions to customers using New Mexico Software products.

Marketing

Our primary sales and marketing efforts have been to develop alliances with large companies that help to bring our products to market using their sales forces and distribution channels. Our marketing focus has been in three principal fields. Approximately 80% of our clients have been in the entertainment industry, approximately 10% have been in the medical field, and approximately 10% have been government agencies.

Our technology permits the information to be stored on a specially built server called NAS (Network Appliance Server), which has as its core technology our AssetWare built into the server.

* Entertainment Industry, Television, Movie Studios, and Ad Agencies
We also provide digital asset management to the Hollywood entertainment studios. New Mexico Software provides software solutions for the management of large volumes of media of digital material sent over the Internet. These digital files include database management of graphic images, animation sequences, video clips, audio recordings, text, television program material, and educational films.

Our technology allows clients and their customers to access certain files themselves and limits their access to only those jobs the studio wants them to have. This is especially significant since we serve clients with multiple offices all over the world. We can allow our customer's customers to access marketing materials and archived data created at the studio instantly, securely, and at virtually no cost. In addition, our technology permits them to find what they need easily because of powerful cataloging features that can be accessed by keyword, color, texture or shape, or phonetic searching.

* Government

We also work with many government agencies and have developed for them an asset sharing multiple database technology that allows assets from different agencies to share information. Our technology permits agencies to upload one record for all divisions, which we believe would save money for the agency by eliminating duplication of the same file(s) by different divisions.

Customers

During the year ended December 31, 2002, we were dependent upon a small number of clients. Three of these clients accounted for approximately 67% of our gross revenues. Due to the nature of our business, we will continue to deal with a relatively small number of customers. However, we are working to expand our products and sales volume, and we anticipate that our reliance on any one or two customers will decrease.

Sales Agreement with Ryan & Associates

We recently entered into a sales agreement with Ryan & Associates whereby we opened a regional sales office in Austin, Texas. This office will be managed by Ryan & Associates and headed by Gabrielle Ryan. Ryan & Associates is a sales and marketing company that will promote and sell the entire range of our products in Texas, Louisiana, Oklahoma, Arkansas and Mexico.

Our Intellectual Properties

We have several proprietary aspects to our software that we believe make our products unique and desirable in the marketplace. Consequently, we regard protection of the proprietary elements of our products to be of paramount importance and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws, and restrictions on disclosure and transferring of title. We have entered into confidentiality and non-disclosure agreements with our employees and contractors in order to limit access to, and disclosure of, our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies.

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any such claim, whether meritorious or not, could be time- consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations, and financial condition.

While we have commenced the process to protect our trade names, we have not completed the process for all of our trade names. Thus, others could attempt to use trade names which we have selected. Such misappropriation of our brand identity could cause significant confusion in the highly competitive Internet technology marketplace and legal defense against such misappropriation could prove costly and time-consuming. As part of the brand identity creation process that defines our products to be unique in the Internet technology marketplace and proprietary in nature, we have begun the process to protect certain product names and slogans as registered trademarks to designate exclusivity and ownership.

Although trademarked in the U.S., effective trademark, copyright or trade secret protection may not be available in every country in which our products may eventually be distributed. There can also be no assurance that the steps taken by us to protect our rights to use these trademarked names and slogans and any future trademarked names or slogans will be adequate, or that third parties will not infringe or misappropriate our copyrights, trademarks, service marks, and similar proprietary rights.

Government Regulation

Our company, operations, products, and services are all subject to regulations set forth by various federal, state and local regulatory agencies. We take measures to ensure our compliance with all such regulations as promulgated by these agencies from time to time. The Federal
Communications Commission sets certain standards and regulations regarding communications and related equipment.

There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes.

Because our services are accessible worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

How We Compete

The media asset management market is one of the newest in the rapidly growing information services industry. Competition at this time is broad with many vendors offering systems that have some comparable features as our current product. However, to our knowledge, few have comparable features for the management and distribution of images and to the best of our knowledge none has the advanced viewing technology that we provide. We believe our viewing technology offers a competitive advantage over companies that offer just media asset management products.

Another competitive strategy we are using is offering our product as a hosted application. We believe that our strategy to provide AssetWare as a hosted application and our custom system design capabilities provide us a diversity of competitive market penetration opportunities.

An important development in the sales and marketing of our products occurred in 2002. In May, 2002 we started a new relationship with an existing customer, Toshiba America Information Systems. Toshiba and New Mexico Software are now marketing a product called the Digital Filing Cabinet. Originally, the product was to be called DoorS for which we had applied for a trademark. The trademark was granted in January 2003. However, it was later learned that a Swedish company, Telelogic, had used the name in commerce since 1993 for a type of software used by programmers. Although the name probably would not be a conflict for either of the two companies, it was decided that New Mexico Software would withdraw our use of the name, DoorS.
A Digital Filing Cabinet organizes, searches, retrieves, displays, archives and distributes digital content from a central repository. Further, it converts analog and digital files to all digital. It uses the Linux based operating system. The software handles photographs and images, email, electronic files, and paper documents. It includes a web server, database, firewall and search engine. The product receives faxes in digital and searchable Adobe PDF format. It can scan documents from high speed Fujitsu document scanners. Like Roswell Professional version, the Digital Filing Cabinet can e-mail customized collection baskets of unlimited size - sending recipients a link and not an attachment. It also provides instantaneous distribution which reduces the cost of overnight courier services.

Additional features which are provided to the user of the Digital Filing Cabinet are:

* Fax and Scan documents into the database.

* Copy documents into the database with a network-enabled copier. (Toshiba, Canon, Kyocera, Sharp)

* Documents are automatically converted to Adobe PDF and scanned with New Mexico Software OCR technology.

* Document conversion from PDF to Word and Word to PDF.

* Improved search engine; quick search and Boolean search; and search entire database or search specific folders.

* Locate a document: type into the search field a keyword, name or invoice number off the document and that document is instantly retrieved and displayed.

* Users are assigned to groups, groups are given certain permissions (viewing, downloading, and emailing) and assigned to catalogs.

* Easy to set-up and user friendly.

* Upload and download original files of any size.

* Creates a Web site automatically with the customer simply providing the content.

* Creates thumbnails for all office file types.

* Ships with Open Office Suite and compatible with Microsoft Office 2004.

* Strong control environment and permission structure allows administrators to decide who has access to what content.

* Version control.

* Full Text Indexing for Office documents.

* Master/slave software to use multiple servers for backup on different IP addresses and different networks at different locations (requires second license). Ideal for disaster recovery programs.

* CD or DVD archiving. (In Beta)

* Search within CD or DVD without the need for a server connection. (In Beta)

* Search indexed words within PDF documents for content on the Internet or after downloaded. Print specific page from search page.

* Enhanced MagZoom. Cinemascope Loupe technology for reading documents and images.

* Scan preview of pages coming into the copier queue.

* Scan to a selected file folder.

* Create barcode templates for each directory and use separator pages to scan to the directory or sub-directory in which the documents belong.

* New Folder creation for ordinary users. Non administrative users can upload or delete files if given permission.

* Turn OCR on/off. Turn Version Control on/off.

* Backup software for Exabyte Tape Backup Systems.

The program with Toshiba includes marketing funds, joint marketing and sales programs, trade show exposure, and an advertising program in Forbes Magazine and Forbes.com. The Forbes advertising program is being funded in part by Toshiba and the majority of the program is funded by sales of our software. The program has been prepaid to Forbes magazine with the first advertisements already appearing on Forbes.com and the magazine advertisements will start with one half page four color pages in the May or June 2003 issues. They will continue for several months to help build exposure for the program.

We believe that establishing and maintaining brand identity of our products and services is critical to attracting new customers and retaining our customer base of large corporations. The importance of brand recognition will continue to increase as new competitors enter the digital asset management marketplace. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality service and developing leading edge products and this cannot be assured. If businesses do not associate our product names or brands with high quality, or if we introduce new products or services that are not favorably received, we will run the risk of compromising our product line and decreasing the attractiveness of our products to potential new customers. In addition, to attract and maintain customers and to promote our products in response to competitive pressures, we may find it necessary to increase our financial commitment substantially to create and maintain product loyalty among our customers. If we are unable to provide high quality services, or otherwise fail to promote and maintain our products, or if we incur excessive expenses in an attempt to improve our services, or promote and maintain our products, our business, results of operations, and financial condition could be adversely affected.

Other, better financed companies may be developing similar products as ours which could compete with our products. Such competition could materially adversely affect our financial condition. Although we have been established for eight years, our initial product was not marketed until 1998. There may exist better-capitalized companies on a parallel development path with similar products addressing our target markets. While the Internet technology marketplace is extremely competitive, we have anticipated a first-to-market advantage with our products. However, other highly capitalized companies that have recognized the absence of digital image management products could overwhelm our first-to-market advantage with expensive and expansive media blitzes that create the perception of a dominant market presence and/or superior products. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, and financial condition will be materially and adversely affected.

We are continuing to develop our core products using a mix of readily available open source software development tools. Knowledgeable competitors may be able to deduce how we have assembled our code base and be able to develop competing products. The principal advantage in utilizing open source tools is the extremely high degree of portability they ensure. Migrating our products from one operating system or hardware base to another is more easily accomplished by avoiding proprietary development tools. The risk factor inherent in the use of such freely available tools is the fact that a sophisticated competitor might be able to imitate our work and produce similar functionality. Our product has two unique and highly desirable features for e-commerce, medical, and other commercial applications. Our product offers the ability to magnify details in high-resolution graphic images. Our product also allows rapid transmission of a portion of such an image based on user input, significantly enhancing the responsiveness of the system to deliver images over the Internet. The ability to perform these operations is based on a specific graphic image file format. We recognize that these significant features of our product could be a target for imitation. Any such imitation, should it occur, could have material adverse effects on our business, operations, and financial condition.

Copyrights and Trademarks

We have four copyright registrations, one which was effective June 18, 2001, and three federal trademark applications which were filed in January 2000. The copyright is for our 13 MagZoom product. Three additional trademarks were granted in 2002 and they are: for the names "AssetWare," "Real Time Real Organized Real Simple," and "The Look and Feel of e-Commerce."

Employees

As of January 23, 2004, we had 15 employees, including 7 in systems engineering and quality assurance; 6 in administration and sales; and 2 in scanning and site development. We offer and share in the cost of health and dental insurance. A stock option plan and a stock issuance plan for employees and others were adopted on August 3, 1999, and July 27, 2001, respectively. The competition for qualified personnel in our industry and geographic location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort.

                             DESCRIPTION OF PROPERTY

We lease a 2,886 square foot facility in Albuquerque, New Mexico, at a cost of $3,000 per month. The lease expires July 31, 2004. The facility provides both administration and engineering offices. It is in close proximity to the location of the servers, and the two locations are networked together by fiber optics. The current space provides adequate room for expansion. It also contains an advanced telephone system which will provide the capability needed to provide adequate customer telephone support.

We have also leased approximately 1,200 square feet of office space in Santa Monica, California, to house the Working Knowledge, Inc. operations. The lease term commenced June 8, 2000, and expires on June 30, 2004. Current monthly lease payments are $3,337. We intend to renew this lease prior to termination. If we are unable to renew the lease with terms satisfactory to us, we believe similar space would be available at comparable rates.

                                LEGAL PROCEEDINGS

Kurt Paul Grossman and Ann Grossman filed a complaint for Breach of Contract on a Promissory Note against us on November 25, 2003, in the Superior Court of Caifornia, Orange County Division, case # 03CC14074. There is a question of whether the complaint was properly served and whether the California courts have jurisdiction over us. The Grossmans filed an Application for Write of Attachment which was denied on January 30. The Grossmans asked for $55,000 ($50,000 on the promissory note plus $5,000 interest); $304.40 in costs; and $24,000 in attorneys fees. It appears the Grossmans are owed $55,000 pursuant to the note. They are not owed attorney fees since they are not attorneys.
The Grossmans, through a seperate entity, purchased software from us and it has not been paid for. We will be able to join that entity in this lawsuit and assert a set-off against the Grossmans

Neither our parent company nor any of its subsidiaries, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.


                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name                     Age   Position                         Director Since

Richard Govatski         59    Chairman, President & CEO             1999
Teresa B. Dickey         60    Director, Secretary & Treasurer       2003
John E. Handley          42    Director                              2003

Set forth below is certain biographical information regarding our executive officers and directors:

RICHARD GOVATSKI has been the President of NMXS.com, Inc. since August 1999, and has been chairman, CEO, and President of New Mexico Software, Inc., since 1996. Mr. Govatski founded New Mexico Software in 1995 after identifying market inefficiencies in how intellectual property owners managed their image assets. Prior to New Mexico Software, Mr. Govatski spent 18 years in systems integration and publishing, both in sales management and software development. Mr. Govatski led the sales teams for Popular Electronics,
Computer Shopper, Shutterbug, and MacWeek.   Later he sold numerous solutions
for vendors, including Kodak, Apple Computer, and Sun Microsystems. Mr. Govatski also spent several years in systems development as President of Media Publishing Group and built graphic applications for companies including Ferrari Color, Time Magazine, New York Daily News, and Getty Images. He received a Bachelor of Science Degree in Communications from Butler University, located in Indianapolis, Indiana in 1968.

TERESA B. DICKEY has been the secretary/treasurer of our company since August 1999. She became a member of our Board of Directors on December 19, 2002 and has held such position since such time. From 1988 until 1999 she was employed by Sandia National Laboratory as art director. Sandia National Laboratory is a U.S. Department of Energy national security laboratory. In 1964, Ms. Dickey received her Bachelor of professional Arts from the Art center College of design in Pasadena, California.

JOHN E. HANDLEY has been our director since January 2003. He has been self-employed since September 2002 as a telecommunications consultant. From August 1987 until August 2002 he was employed, as an associate partner (from September 1997 until August 2000) and as a partner (September 2000 until August 2002), by Accenture LLP, a business and technology consulting and outsourcing company. He received his Bachelor of Arts degree in Psychology and Business from Roanoke College in 1983. Thereafter, he received his Masters in Business Administration from Virginia Tech in 1987.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

     Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2003, 2002 and 2001:

                         SUMMARY COMPENSATION TABLE


                                                                       Long-Term
                                 Annual Compensation                   Compensation
                       ---------------------------------------   -------------------------------------------------
                                                                  Securities
                                                                                    Restricted    Securiites
Name and                                                          Other Annual      Stock         Underlying
Principal Position        Year        Salary          Bonus       Compensation      Award(s)      Options
------------------------------------------------------------------------------------------------------------------
Richard Govatski          2003      $ 20,000 (4)       -0-           -0-             -0-            -0-
                          2002      $120,000 (1)       -0-          $3,600(2)        -0-            -0-
CEO                       2001      $-0-     (3)       -0-           -0-             -0-            -0-


(1) Mr. Govatski did not receive payment of any of his 2002 salary, but he did apply $26,000 of the amount of this payable toward the satisfaction of a like amount advanced by us to him in prior years. The remaining $94,000 has been booked as an account payable to him.
(2) Mr. Govatski is afforded the use of a company automobile.
(3) Mr. Govatski agreed to forgo his annual salary for 2001, none of which was paid. However, the company did record a charge to operations in the amount of $120,000 to reflect the fair value of the services rendered during 2001.
(4) Mr. Govatski agreed to forgo most of his salary in 2003. In lieu thereof, Mr. Govatski received a salary of $20,000. He intends to receive a salary of $44,000 in 2004.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2002.


                          OPTIONS GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                       Number of securities  Percent of total
                       underlying options    options granted to   Exercise or base
                       granted               employees in last    price              Expiration
Name                        (#)              fiscal year         ($/Share)           Date
------------------------------------------------------------------------------------------------

Richard Govatski            -0-                  N/A                N/A               N/A


Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2002 and held as of December 31, 2002, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                           Number of
                                                          Securities         Value of
                                                          Underlying        Unexercised
                                                          Unexercised       In-the-Money
                                                            Options           Options
                                                           at Fiscal         at Fiscal
                                                          Year-End(#)       Year-End($)(1)
                                                         -------------      --------------
                 Shares acquired on                      Exercisable/       Exercisable/
Name                exercise (#)     Value realized ($)  Unexercisable      Unexercisable
--------------------------------------------------------------------------------------------

Richard Govatski        -0-                 N/A          300,000/200,000     $-0-/$-0-(2)


(1) Value is based on the closing sale price of the Common Stock on December 31, 2002, the last trading day of fiscal 2002 ($0.13), less the applicable option exercise price.
(2) Of these options, 380,000 were exercisable at $0.75 per share and 120,000 were exercisable at $0.825 per share.

Employment Contracts

We have a three-year employment contract with Mr. Govatski to act as our President and Chief Executive Officer on a full-time basis. The agreement commenced on January 1, 2003 and expires on December 31, 2005. The annual base salary is $200,000. Base Salaryis paid quarterly in the form of 50 shares of Series A Convertible Preferred Stock. He is entitled to a bonus from time-to-time as may be determined solely by our Board of Directors. As part of his benefits, he receives options to purchase 500,000 shares of our common stock. The options expire on December 31, 2007. The exercise price is the greater of $.06 per share or 110% of the fair market value per share
of common stock on the grant date provided our stock option plan.   The
agreement is terminable for cause by a vote of two-thirds of our directors. It could also be terminated upon three-month's notice if he becomes incapacitated for a period of six consecutive months or immediately upon his death.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

Our 1999 Stock Option Plan permits the grant of options exercisable for shares of our common stock to corporate officers, directors, employees, and consultants upon such terms, including exercise price and conditions and timing of exercise, as may be determined by the Board of Directors. The plan authorizes the grants of awards up to a maximum of 3,000,000 shares of our common stock. In 2002, we granted 352,686 stock options under the plan. At April 10, 2003, 2,732,267 remained outstanding and unexercised. Of these outstanding options, 1,275,474 had vested.

Our 2001 Stock Issuance Plan, as amended, permits the grant of shares of our common stock to employees of our company and any of its subsidiaries, non-employee members of our board or non-employee members of the board of directors of any of our subsidiaries, and consultants and other independent advisors who provide services to us or any of our subsidiaries, upon such terms and conditions as may be determined by the Board of Directors. The plan authorizes the grants of awards up to a maximum of 2,400,000. In 2002 we granted 878,995 shares under the plan. At April 10, 2003, an aggregate of 1,449,443 shares had been granted under the plan, all of which were fully vested upon issuance.



PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of January 20, 2004, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

                               Amount and Nature
Name and Address               of Beneficial
of Beneficial Owner            Ownership(1)               Percent of Class (1)
------------------------------------------------------------------------------
Richard Govatski                 5,080,500                 17.14%
5041 Indian School Rd. NE        5,380,500 (including
Albuquerque, NM  87110           the 300,000 options)(2)   17.97%
                                                           on a fully diluted
                                                           basis including the
                                                           300,000 options


Teresa B. Dickey                 107,563                       *
                                 532,016(3)(including
                                 the 424,453 options)      1.77%

John Handley                     265,000(4)                    *

Executive Officers and
Directors as a Group
(3 Persons)                      5,453,063                18.40%
                                 6,177,516                20.34% on a fully
                                (including the options    diluted basis
                                 set forth above)

* - Represents beneficial ownership of less than 1% of the total number of shares of common stock outstanding.


(1) All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided.
(2) This number of shares includes options to purchase 300,000 shares, which options have vested and are currently exercisable. The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage interest held by Mr. Govatski. The number of shares also includes 400,000 shares pledged by Mr. Govatski to First Mirage Corpporation secure a loan to the company which is due and payable on June 30, 2003. Such shares are presently in the name of David A. Rapaport. Mr. Govatski retains the right to vote these shares until foreclosure under the terms of the pledge agreement.
(3) This number of shares includes 107,563 shares issued to Ms. Dickey and options to purchase 424,453 shares, which options have vested and are currently exercisable. The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage interest held by Ms. Dickey.

                                  DILUTION

DILUTION

As of January 20, 2004, we had issued and outstanding 29,642,256 shares of common stock. In addition, we have 1,000,000 warrants being registered in this offering that convert into shares of our common stock; 3,304,545 shares being registered in this offering that have not been issued; and 2,325,581 shares being offered in this offering. Therefore, the dilution tables below are based on 36,272,382 shares of our common stock on a fully diluted basis. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to the common stock as shown on our balance sheet divided by the number of shares of common stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of shares may receive less than their initial investment and a present stockholder may receive more.

The following calculations assume that all of the shares we are registering are issued pursuant to the outstanding warrants and shares to be issued pursuant to the outstanding agreements. Our net tangible book value as of September 30, 2003 was $(58,500) or $(0.0019) per share (based on
29,642,256 shares issued and outstanding). The adjusted pro forma net tangible book value after this offering (assuming the issuance of all shares as set in the selling shareholders table that are not issued and all of the shares are sold in the offering) will be $891,500 or $.0245 per share based on a per share price of $0.43.

Therefore, the increase in the net tangible book value per share attributable to the offering is $.0264. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $(.4055) per share assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if 100% of the shares are sold in this offering:

NMXS.com, Inc.
Dilution calculation
As of September 30, 2003



Tangible book value before offering      $(58,500)     $(.0019)
Offering to new investors                $ 1,000,000    $  .43
Less expenses                            $    50,000
Net proceeds                             $   950,000
Tangible book value after offering       $   891,500   $ .0245
Increase in Net Tangible
Book value by old investors              $  .0264
Offering price paid by new investors     $  .43
Dilution for new investor                $ (.4055)

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 5,969,090 shares of our common stock and 1,000,000 shares of our common stock issuable in connection with their conversion of our warrants. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 20, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                  Shares of         Percent of       Shares of                    Percent of
                                 common stock        common        common stock      Number of      shares
                                 owned prior      shares owned      to be sold      shares owned    owned
Name of selling                     to the         prior to the       in the         after the      after
stockholder                        offering         offering(1)     offering(1)     offering(1)    offering(1)
------------------------------   -----------       ----------       -----------      ---------     --------

John Shaver                           0                0%             700,000(2)           0             0
ABQ Energy                            0                0%           1,500,000(2)           0             0
James Warlick                         0                0%             200,000(2)           0             0
Rahim Salamohammed                    0                0%             400,000(2)           0             0
Lewis White(3)                    454,545            1.53%            909,090(3)           0             0
First Mirage, Inc.(4)                 0                0%           1,000,000              0             0
John Handley                      265,000             .89%            265,000              0             0
Brian McGowan                   1,230,000            4.15%          1,230,000              0             0
Frank Reidy                       590,000            1.99%            150,000        440,000         1.37%
Hawley Revocable Trust(5)         217,000             .73%            100,000        117,000          .36%
Lowell R. Addis's Family Trust    100,000             .34%            100,000              0             0
Richard I. Anslow(6)                  0                0%              35,000              0             0
Gregg E. Jaclin(6)                    0                0%              15,000              0             0
Jonathan Rose(7)                  365,000            1.23%            365,000              0             0


(1) Assumes that all of the shares of common stock offered in this prospectus (2,564,103)are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 29,642,256 shares issued and outstanding as of January 20, 2004. The number of shares owned after the offering is based on 29,642,256 plus 2,564,103 or an aggregate of 32,206,359 shares of our common stock.
(2) Represents the number of shares of common stock that each party shall receive upon conversion of our preferred stock held by such parties.
(3) Mr. White's shares are held jointly with his wife Ellen White. Since January 20, 2004, the Whites converted warrants representing the additional 454,545 shares.
(4) Represents 1,000,000 shares of our common stock underlying the warrants given to First Mirage, Inc. pursuant to their consulting agreement with us dated August 21, 2003. The warrants are exercisable at the price of $.08 per warrant.
(5) Greg A. Hawley and Marilyn F. Hawley are the trustees of the Hawley Revocable Trust dated August 30, 1993.
(6) Richard I. Anslow and Gregg E. Jaclin are partners of Anslow & Jaclin, LLP, the law firm representing us in the preparation and filing of this registration statement. The shares being registered for each of them represents part of the compensation paid to Anslow & Jaclin, LLP. The shares have not yet been issued, but will be issued immediately after the filing of this registration statement.
(7) Jonathan Rose is the principal of our landlord, TC Albuquerque Rose Interests, LLC and TC Albuquerque Rabina Interest, LLC.

PLAN OF DISTRIBUTION

We are offering our shares of common stock on a "best efforts" basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. We are making the offering through our officers, directors and employees who will not be compensated for offering the shares. Richard Govatski, our President and director will be the only person that will conduct the best-efforts offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. We will, however, reimburse Mr. Govatski for all expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

Richard Govatski, our President and director is the only person that plans to sell our common stock. He is not a registered broker-dealer. He intends to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, Mr. Govatski (i)at the time of sale, he will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iv) pursuant to Rule 3a4-1(a)(4)(ii), Mr. Govatski will meet all of the following requirements: at the end of the offering, Mr. Govatski will perform substantial duties for us, other than in connection with transactions in securities; Mr. Govatski was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and Mr. Govatski has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

* ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

* any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Richard Govatski, our president, director, and principal shareholder, may be deemed a promoter or founder in relation to the organization of our business. In connection with the acquisition of New Mexico Software, Mr. Govatski exchanged all 1,000 of his shares of New Mexico Software for 5,597,000 shares in the public company.

During the years ended December 31, 1999 and 2000, we advanced a total of $50,000 to Mr. Govatski. After repayment of $25,000 by Mr. Govatski in 2001, the principal and interest due was reduced to approximately $32,000 at December 31, 2001, including $4,000 advanced by us to Mr. Govatski during 2001. During 2002, Mr. Govatski received none of his agreed annual salary of $120,000. However, effective December 31, 2002, he agreed to cancel $26,000 of the 2002 salary amount and apply it to the former advances. At December 31, 2002, he owed a balance of $6,000 for the prior cash advances.

In January 2001 our wholly owned subsidiary, New Mexico Software, Inc., entered into a line of credit agreement with Los Alamos National Bank in the maximum principal amount of $300,000. It also issued a promissory note dated January 24, 2001, in the principal amount of $300,000, representing the amount that it borrowed under the line of credit. The note is secured by all of New Mexico Software's furniture, fixtures, equipment, inventory, accounts, chattel paper, tangibles and general intangibles, and a letter of credit in the amount of $250,000 issued by another bank and provided by Murray Kelly. We issued 250,000 shares to Mr. Kelly for providing this letter of credit as collateral on this note. The note was originally due on or before July 24, 2001, and was extended to July 24, 2002. At July 24, 2002, we negotiated a three-month extension until October 24, 2002, by paying $50,000, plus accrued interest. At or about October 24, 2002, we were able to negotiate an extension of the note until April 24, 2003, by paying $25,000, plus interest. The note bears interest at 7%. Mr. Govatski has personally guaranteed to the bank repayment of $50,000 of this line of credit.

The lease payments for our office space in Albuquerque, New Mexico, of $47,000 and improvements of approximately $28,000 were provided through the payment of 75,000 shares of our common stock to the landlord by Richard Govatski, our president, a director, and a principal shareholder. In March 2001 we issued 75,000 shares to Mr. Govatski for providing his shares to the landlord.

In March 2001 we issued 1,500,000 Series C Warrants to Manhattan Scientifics, Inc., one of our 5% shareholders. These warrants were issued in consideration of Manhattan Scientifics issuing 100,000 of its common shares to a consultant for services performed by the consultant for us.

We have granted options to Mr. Govatski under our option plan to purchase an aggregate of 500,000 shares of common stock. The options were granted in August 1999 and vest at the rate of 20% per year. Of the total options, 380,000 are exercisable at $0.75 per share and 120,000 are exercisable at $0.825 per share.

We have granted options under our option plan to Teresa Dickey, one of our executive officers, to purchase an aggregate of 518,780 shares. Of the total options, 56,000 were granted in January 2000 and are exercisable at $2.125 per share; 56,000 were granted in July 2000 and are exercisable at $1.25 per share; 3,000 were granted in January 2001 and are exercisable at $0.77 per share; 400,000 were granted in October 2001 and are exercisable at $0.34 per share; and 3,780 were granted in January 2002 and are exercisable at $0.34 per share. The options vest at the rate of 50% per year.

In March 2003 we borrowed $25,000 from an outside lender. To secure repayment of this loan Mr. Govatski pledged 400,000 of his person shares as collateral.


                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At January 20, 2004, we had 29,642,256 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 500,000 shares of $.001 par value preferred stock. At January 20, 2004, we had 135 shares of preferred stock outstanding. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Series A Warrants

On August 29, 2003, we issued a total of 1,000,000 warrants to First Mirage, Inc. Each warrant provides the warrant holder the right to purchase 1 share of our common stock at $.08 per share. The warrants can be exercised at any time until August 29, 2008. To date, no warrants have been exercised.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2002, there have been no disagreements with Beckstead and Watts, LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Salt Lake City, Utah 84117. Its telephone number is (801) 272-9294.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Beckstead & Watts, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey 07728.

                              FINANCIAL STATEMENTS

         We have attached to this prospectus copies of our audited financial statements as of December 31, 2002 and 2001. We have also included unaudited financial statements for the nine months ended September 30, 2003 and 2002.

                 NMXS.com, Inc. and Subsidiaries

                          Balance Sheet
                              as of
                       September 30, 2003

                               and

                    Statements of Operations
           for the Three Months and Nine Months Ended
                  September 30, 2003 and 2002,

                               and

                           Cash Flows
                    for the Nine Months Ended
                   September 30, 2003 and 2002

                        TABLE OF CONTENTS





                                                             Page

Independent Accountants' Review Report                         1

Balance Sheet                                                  2

Statements of Operations                                       3

Statements of Cash Flows                                       4

Footnotes                                                      5

Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax


             INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors
NMXS.com, Inc. and Subsidiaries

We have reviewed the accompanying balance sheet of NMXS.com, Inc. and Subsidiaries as of September 30, 2003 and the related statements of operations for the three-months and nine-months ended September 30, 2003 and 2002, and statements of cash flows for the nine-months ended September 30, 2003 and 2002. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

Beckstead and Watts, LLP has previously audited, in accordance with generally accepted auditing standards, the balance sheet of NMXS.com, Inc. and Subsidiaries as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 6, 2003, we expressed an unqualified opinion on those financial statements.



November 19, 2003



                          -35- F1





                     NMXS.com, Inc. and Subsidiaries
                        Consolidated Balance Sheets
                             (unaudited)


                                                   September 30,
                                                       2003
Assets                                             ------------

Current assets:
  Cash and equivalents                              $  70,000
  Restricted cash                                     449,000
  Accounts receivable, net                             10,000
  Prepaid expenses and other assets                    53,000
                                                   ------------
             Total current assets                     582,000
                                                   ------------

Furniture, equipment and improvements, net            163,000
Security deposits                                      39,000
Goodwill, net                                          75,000
                                                   ------------
                                                  $   859,000
                                                   ============
Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $  150,000
  Accrued expenses                                    435,000
  Deferred revenue                                     25,000
  Notes payable                                       300,000
                                                   ------------
             Total current liabilities                910,000
                                                   ------------
Stockholders' equity:
  Preferred stock, $0.001 par value, 500,000
    shares authorized, no shares issued and
    outstanding                                             -
  Common stock, $0.001 par value, 50,000,000
    shares authorized, 28,623,387 shares
    issued and outstanding                             29,000
  Additional paid-in capital                        8,677,000
  Deferred compensation - related party              (120,000)
  Prior period adjustment                              (6,000)
  Retained (deficit)                               (8,631,000)
                                                   ------------
                                                      (51,000)
                                                   ------------

                                                 $    859,000
                                                   ============




  The accompanying notes ar an integral part of these financial statements.







                          -36- F2




                    NMXS.com, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                            (unaudited)


                                        For the three months ended     For the nine months ended
                                              September 30,                 September 30,
                                      -----------------------------  ----------------------------
                                            2003          2002             2003          2002
                                      -------------   -------------  -------------   ------------

Revenue
  Software sales and maintenance      $   158,000     $    1,000     $   648,000     $   263,000
  Custom programming                      151,000         65,000         200,000          99,000
  License fees                             15,000         13,000          30,000         924,000
  Scanning services                        50,000        133,000         121,000         202,000
  Other                                     3,000              -           5,000               -
                                      -------------   -------------  -------------   ------------
                                          377,000        212,000       1,004,000       1,488,000
                                      -------------   -------------  -------------   ------------

Operating costs and expenses:
  Cost of services                         80,000        181,000         245,000         423,000
  General and administrative              143,000        268,000         701,000       1,124,000
  Compensation expense - related
    party                                  15,000              -          15,000               -
  Research and development                 28,000        279,000          90,000         137,000
  Bad debt expense                              -              -         501,000               -
                                      -------------   -------------  -------------   ------------
        Total operating costs and         266,000        493,000       1,552,000       1,684,000
          expenses                    -------------   -------------  -------------   ------------

Net operating (loss)                      111,000       (281,000)       (548,000)       (196,000)

Other income (expense):
  Interest income                               -              -               -           1,000
  Interest (expense)                       (5,000)       (13,000)        (19,000)        (27,000)
  (Loss) on disposal of fixed assets            -              -               -         (25,000)
                                      -------------   -------------  -------------   ------------
        Total other income (expense)       (5,000)       (13,000)        (19,000)        (51,000)
                                      -------------   -------------  -------------   ------------

Net Income (loss)                      $  106,000    $  (294,000)       (567,000)       (247,000)
                                      =============   =============  =============   ============
Weighted average number of
  common shares outstanding -          27,998,224     23,351,000      26,466,073      22,825,000
  basic and fully diluted             =============   =============  =============   ============

Net Income (loss) per share -           $    0.00    $     (0.01)      $   (0.02)    $     (0.01)
 basic and fully diluted              =============   =============  =============   ============



  The accompanying notes ar an integral part of these financial statements.






                          -37- F3




                      NMXS.com, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows
                             (unaudited)

                                                  For the nine months ended
                                                        September 30,
                                               -------------------------------
                                                     2003            2002
                                               -------------  ----------------
Cash flows from operating activities
Net income (loss)                               $  (567,000)   $   (247,000)
Adjustments to reconcile net income (loss) to
  net cash (used) by operating activities:
  Prior period adjustment                            (6,000)             -
  Common stock issued for salaries                   69,000        108,000
  Common stock issued for services                  140,000        205,000
  Stock options issued for services                   9,000        156,000
  Bad debt expense                                  501,000              -
  Depreciation and amortization                      65,000         74,000
  Loss on disposal of fixed assets                        -         25,000
Changes in:
  Restricted cash                                         -         (1,000)
  Accounts receivable                              (307,000)      (206,000)
  Inventory                                         (10,000)             -
  Estimated earnings in excess of billings                -         18,000
    on uncompleted contracts
  Prepaid expenses and other assets                 (11,000)        31,000
  Officer advances                                    1,000        (23,000)
  Accounts payable                                 (165,000)       249,000
  Accrued expenses                                  117,000        (45,000)
  Deferred revenue                                   25,000       (413,000)
                                               -------------  ----------------
Net cash (used) by operating activities            (139,000)       (69,000)
                                               -------------  ----------------
Cash flows from investing activities
  Acquisition of fixed assets                        (6,000)        (6,000)
  Security deposits                                       -          5,000
                                               -------------  ----------------
Net cash (used) by investing activities              (6,000)        (1,000)
                                               -------------  ----------------
Cash flows from financing activities
  Proceeds from notes payable                        25,000         63,000
  Repayment of note payable                         (12,000)       (50,000)
  Net proceeds from the issuance of common stock     28,000        148,000
  Net proceeds from the issuance of preferred
    stock                                           135,000              -
                                               -------------  ----------------
Net cash provided by financing activities           176,000        161,000
                                               -------------  ----------------

Net increase in cash and equivalents                 31,000         91,000
Cash and equivalents - beginning                     39,000         57,000
                                               -------------  ----------------
Cash and equivalents - ending                  $     70,000      $ 148,000
                                               =============  ================
Supplemental disclosures:
  Interest paid                                $          -      $  36,000
                                               =============  ================
  Income taxes paid                            $          -      $       -
                                               =============  ================
Non-cash transactions:
  Disposal of fixed asset and corresponding    $          -      $ 327,000
    reduction in accounts payable              =============  ================
  Common shares issuable for leasehold                    -         62,000
    improvements and prepaid rent              =============  ================
  Acquisition of Investment                               -       (225,000)
  Disposition of investment                               -        225,000
                                               =============  ================



  The accompanying notes ar an integral part of these financial statements.




                          -38- F4




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements

NOTE A - BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2002 and notes thereto included in the Company's Form 10-KSB. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

NOTE B - ACCOUNTS RECEIVABLE

During the nine months ended September 30, 2003, the Company elected to write off $500,000 of accounts receivable to bad debt due to one customer. The Company is no longer doing business with this customer and is in negotiations to collect the entire balance.

NOTE C - FURNITURE, EQUIPMENT, AND IMPROVEMENTS

Furniture, equipment, and improvements as of September  30,  2003 consisted of the following:

Computers                            $    300,000
Furniture, fixtures and equipment         144,000
Leasehold improvements                     83,000
                                       -----------
                                          527,000
Accumulated depreciation                 (364,000)
                                       -----------
                                          163,000
                                       ===========

NOTE D - NOTE PAYABLE

During January 2001, the Company borrowed $300,000. The loan is collateralized by substantially all of the Company's assets and personally guaranteed by an officer of the Company. Additional collateral was provided by a letter of credit issued by a then unrelated third party. The letter of credit expired on January 19, 2002. The note was renewed with a due date of July 24, 2002 at a current interest rate of 7%. On July 24, 2002, the Company paid $50,000 of principal and $10,525 of interest. The remaining $250,000 of principal was extended to October 24, 2002 at a current interest rate of 7%. On October 24, 2002 the Company paid $25,000 of principal and $4,555 of interest. On April 24, 2003, the Company paid $12,224 of principal and $12,768 of interest. The remaining $212,849 of principal was extended until October 15, 2003 at a current interest rate of 7%. As of September 30, 2003, the Company had a balance due of $212,849. On October 20, 2003, the Company has negotiated a payment of $25,000 in principal and $7,500 in interest and extended the note to April 23, 2004.

On April 22, 2002, the Company borrowed $50,000. The loan is due on April 23, 2003 at a current interest rate of 10% per annum. This note is secured by 500,000 shares of the Company's $0.001 par value common stock. As of September 30, 2003, the Company is in default and is negotiating with the note holder.



                          -39- F5




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


In April 2002, the Company borrowed $12,500. The loan is due on demand and bears no interest. As of September 30, 2003, the Company had a balance due of $12,500.

On March 1, 2003, the Company borrowed $25,000. The loan was due on September 30, 2003 at a current interest rate of 7% per annum. On August 29, 2003, the note was extended to December 31, 2003. As of September 30, 2003, the Company had a balance due of $25,000.

NOTE E - CAPITAL TRANSACTIONS

Preferred stock:

During the nine month period ended September 30, 2003, the Company effected the following stock transactions:

The Company received a total of $135,000 from four individuals to purchase 135 shares of the Company's $0.001 par value preferred stock. As of August 31, 2003, the Company closed the preferred stock offering and all of the shareholders will receive their preferred stock.

Common stock:

During the nine month period ended September 30, 2003, the Company effected the following stock transactions:

On January 13, 2003, the Company issued a total of 65,351 shares of the Company's $0.001 par value common stock to its employees in lieu of salary which was valued at $12,000.

On January 31, 2003, the Company agreed to issue 250,000 shares of its $0.001 par value common stock to an individual for cash of $28,000. As of September 30, 2003, the shares have not been issued and the total amount is considered subscriptions payable.

On February 20, 2003, the Company issued a total of 154,741 shares of the Company's $0.001 par value common stock to its employees in lieu of salary which was valued at $21,000 and to its independent contractors for services rendered in the amount of $2,000.

On March 10, 2003, the Company issued a total of 217,467 shares of the Company's $0.001 par value common stock to its employees in lieu of salary which was valued at $22,000 and to its independent contractors for services rendered in the amount of $2,000.

On March 24, 2003, the Company issued a total of 182,991 shares of the Company's $0.001 par value common stock to its employees in lieu of salary which was valued at $16,000 and to its independent contractors for services rendered in the amount of $4,000.

On March 31, 2003, the Company issued a total of 10,000 shares of the Company's $0.001 par value common stock to its independent contractors for services rendered in the amount of $1,100.

On April 17, 2003, the Company issued a total of 100,000 shares of the Company's $0.001 par value common stock to a former director for services rendered in the amount of $20,000.

On May 16, 2003, the Company issued a total of 170,000 shares of the Company's $0.001 par value common stock to an independent contractor for services rendered in the amount of $17,000.

On May 30, 2003, the Company issued a total of 42,500 shares of the Company's $0.001 par value common stock to an independent contractor for services rendered in the amount of $2,975.




                          -40- F6




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


On June 6, 2003, the Company issued a total of 57,611 shares of the Company's $0.001 par value common stock to an independent contractor for services rendered in the amount of $4,000.
On June 6, 2003, the Company issued a total of 1,500,000 shares of the Company's $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $90,000. The entire amount is considered deferred compensation.

On August 1, 2003, the Company issued a total of 500,000 shares of the Company's $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $30,000. The entire amount is considered deferred compensation.

On September 18, 2003, the Company issued a total of 250,000 shares of the Company's $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $15,000. The entire amount is considered deferred compensation.

On September 30, 2003, the Company adjusted deferred compensation in the amount of $15,000.

Warrants:

On August 29, 2003, the Company issued a total of 1,000,000 warrants to a notes payable holder which gives them the right to purchase up to 1,000,000 shares of the Company's $0.001 par value common stock at $0.08 per share. The warrants can be exercised at any time until August 29, 2008.

During the nine month period ended September 30, 2003, no warrants have been exercised.

Stock options:

Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock- based compensation prescribed therein are shown below. Exercise prices and weighted-average contractual lives of stock options outstanding as of September 30, 2003 are as follows:

      Options Outstanding                         Options Exercisable
---------------------------------------   ------------------------------------
                           Weighted        Weighted                 Weighted
                            Average         Average                 Average
Exercise    Number         Remaining       Exercise    Number       Exercise
Prices    Outstanding  Contractual Life     Prices     Exercisable   Price
-------   -----------  ----------------   ----------   -----------  ----------
$0.05-     3,144,000         4.64           $0.13       1,347,000    $0.21
$0.30

$0.31-     1,139,000         7.56           $0.39         449,000    $0.39
$0.50

$0.54-       693,000         2.11           $0.70         643,000    $0.67
$0.83

$1.25-       180,000         6.63           $1.69         180,000    $1.69
$2.13

Summary of Options Granted and Outstanding:

                              For the nine months ended September 30,
                        ------------------------------------------------
                                2003                   2002
                        ----------------------   -----------------------
                          Shares     Weighted    Shares     Weighted
                                      Average                Average
                                     Exercise               Exercise
                                      Price                   Price
                        ---------  -----------   --------   ------------
Options:
Outstanding at          2,526,000     $0.63     2,202,000     $0.77
beginning
of year

Granted                 1,700,000     $0.06       255,000     $0.29

Cancelled                  (6,000)    $1.25        (2,000)    $1.25
                        ---------  -----------   --------   ------------
Outstanding             4,220,000     $0.63     2,455,000     $0.63
at end of year          =========  ===========   ========   ============





                          -41- F7




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



On February 27, 2003, the Company granted 1,000,000 stock options to Gerald Grafe, the Company's former legal counsel, with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of 5 years and the options vest immediately. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $12,800. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.42%, zero dividend yield, volatility of the Company's common stock of 122%, and an expected life of the options of ten years.

The following table summarizes the pro forma operating results of the Company for September 30, 2003. The compensation costs for the stock options granted to employees been determined in accordance with the fair value based method of accounting for stock based compensation as prescribed by SFAS No. 123.

  Proforma net income (loss) available to common stockholders   $ 24,000

  Proforma basic and diluted loss per share                     $   0.00

NOTE F - COMMITMENTS

Leases:

The  Company  leases office space in New Mexico  and  California.
Future minimum lease payments as of September 30, 2003 are as follows:

                         Year      Amount
                        ------    --------
                         2003     $121,000
                         2004       76,000

Rent expense for the period ended September 30, 2003 amounted to $98,000.

Employment agreement:

The Company entered into an employment and non-competition agreement with a stockholder to act in the capacity of President and Chief Executive Officer (CEO). The term of the employment agreement is for three years commencing on January 1, 2003. The agreement allows for a one year renewal option unless terminated by either party. Base salary is $200,000 per annum with available additional cash compensation as defined in the agreement. The base salary shall be paid in the form of 50 shares of Series A Convertible Preferred stock of the Company payable at the end of each fiscal quarter. The CEO has the option to convert up to 25 shares of Series A Convertible Preferred stock to Common stock at a discount of 30%. Compensation under this agreement of $15,000 is included in general and administrative expenses for the period ended September 30, 2003. The non-competition agreement commences upon the termination of the employment agreement for a period of one year. As of September 30, 2003, there was a total of $15,000 in accrued payroll which will be eliminated upon issuance of the shares of stock.





                          -42- F8




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



Consulting agreement:

The Company entered into a consulting agreement with a stockholder to advise the CEO on business strategy and to formulate marketing ideas. The term of the employment agreement is for approximately five years commencing on July 1, 2003 and terminating on December 31, 2008. The shareholder will receive a total of 5,500,000 shares of the Company's $0.001 par value common stock valued at $330,000. As of September 30, 2003, the shareholder was paid a total of 2,250,000 shares of common stock, but he has earned only 250,000 shares and the difference of 2,000,000 shares is considered deferred compensation. During the nine months ended September 30, 2003, the Company has expensed $15,000 in consulting fees.

NOTE G - MAJOR CUSTOMERS

During the nine month period ended September 30, 2003, one customer accounted for 30% of the Company's revenue. The Company recognized $245,000 as revenue from barter agreements for the nine months ended September 30, 2003.

As of September 30, 2003, balances due from one customer comprised 39% of total accounts receivable.

NOTE H - REPORTABLE SEGMENTS

Management has identified the Company's reportable segments based on separate legal entities. New Mexico Software, Inc. (NMS) derives revenues from the development and marketing proprietary internet technology-based software and Working Knowledge, Inc.
(WKI) provides data maintenance services related to NMS digital asset management system. Information related to the Company's reportable segments for 2003 is as follows:

                                NMS         WKI         Total
                           -----------  -----------  ------------
Revenue                    $  979,000   $   25,000   $ 1,004,000

Cost of services              199,000       46,000       245,000
General and administrative    597,000       91,000       688,000
Research and development       90,000            -        90,000
Bad debt expense              500,000        1,000       501,000
                           -----------  -----------  ------------
Operating income (loss)     ($407,000)   ($113,000)    ($520,000)
                           ===========  ===========  ============

Total assets               $  753,000   $  106,000   $   859,000
                           ===========  ===========  ============

WKI revenue consists primarily of software maintenance and scanning services.

A   reconciliation  of  the  segments'  operating  loss  to   the
consolidated net loss/comprehensive loss is as follows:

    Segment's operating income                     ($  520,000)
                                                   ------------
    Other income (expense)                         (    19,000)
                                                   ------------
    Consolidated net income/comprehensive income   ($  539,000)
                                                   ============

Prior to acquisition of WKI, in April 2000, the Company operated within one business segment.

For the nine month period ended September 30, 2003, amortization and depreciation expense amounted to $282,000 and $81,000 for NMS and WKI, respectively. Also, total fixed asset additions amounted to $6,000 and $0 for NMS and WKI, respectively.




                          -43- F9




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



NOTE I - CONTINGENCIES AND OTHER LIABILITIES

Contingencies:

As of September 30, 2003, the Company had accumulated debt totaling $55,000 in line charges with Sprint. The Company was also owed commissions in connection with its contract with Sprint as a Sprint Data Partner. The Company and Sprint have agreed in principle to apply the outstanding commissions to the debt thereby reducing the debt from $55,000 to $16,000. The Company expects to pay the $16,000 over a period of 16 months starting Feb 2003. During the nine months period ended September 30, 2003, the Company has paid a total of $8,000 to Sprint.

As of September 30, 2003, the Company settled with Sun Microsystems, Inc. (Sun) over the terms of equipment leased from Sun whereby the Company continued to make lease payments and failed to notify Sun past the lease termination date during 2002. The Company ceased making payments in October 2002 until the matter was resolved. Sun is pursuing collection of payments it considers in arrears totaling $78,000. The Company claims that the missed termination date is a technicality, and that it has overpaid Sun by $50,000. On July 23, 2003, the Company settled with Sun and paid a total of $1,000 and has returned the majority of the equipment to Sun and does not consider this to impair its ability to continue servicing its customer base.

As  of  September 30, 2003, the Company had settled with  Eisner,
LLP  (Eisner)  over  past due accounting fees totaling  $109,000.
The Company and Eisner have agreed to settle for $20,000 and in September 2003 the Company has paid the entire amount.

As of September 30, 2003, the Company had settled with TC Albuquerque Ross Interests, LLC and TC Albuquerque Rabina Interest, LLC (Landlord) over past due office rent totaling
$29,000. The Company has agreed to issue 365,000 of the Company's $0.001 par value common stock to cancel the outstanding balance due of $29,000 plus $3,500 in anticipated brokerage fees. The Company renegotiated its lease to a month-to-month arrangement at a rate of $3,000 per month.

Outstanding Payroll Taxes:

The Company has unpaid Federal and State payroll taxes totaling $277,371 as of September 30, 2003. No action has been taken by the Company or the Internal Revenue Service (IRS) to negotiate payment terms, and no plan for repayment has been determined by the Company. The penalties and interest associated with this liability is estimated to be in excess of 10% of the total payroll taxes due, but has not been accrued because the Company feels that until a settlement is reached with the IRS the Company cannot reasonably determine the amount due in penalties and interest.

On June 1, 2003, the Company settled with the State of New Mexico and agreed to pay $1,000 per month of past due payroll taxes plus the current amount due. During the nine months ended September 30, 2003, the Company paid a total of $3,000 of past due payroll taxes.

On October 17, 2003, the Company settled with the IRS and agreed to pay $5,000 per month of past due payroll taxes plus the current amount due. During the nine months ended September 30, 2003, the Company paid a total of $0 of past due payroll taxes. On November 1, 2003, the Company has made its first payment of $5,000 to the IRS.




                          -44- F10

















                 NMXS.com, Inc. and Subsidiaries

                   Consolidated Balance Sheets
                              as of
                   December 31, 2002 and 2001

                               and

              Consolidated Statement of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                       for the years ended
                   December 31, 2002 and 2001
























                          -45-






                        TABLE OF CONTENTS





                                                              PAGE

Independent Auditors' Report                                    1

Consolidated Balance Sheets                                     2

Consolidated Statements of Operations                           3

Consolidated Statements of Changes in Stockholders' Equity      4

Consolidated Statements of Cash Flows                           5

Footnotes                                                       6






















                          -46-




Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITORS' REPORT


Board of Directors
NMXS.com, Inc. and Subsidiaries
Albuquerque, New Mexico

We have audited the Balance Sheets of NMxS.com, Inc. and Subsidiaries (the "Company"), as of December 31, 2002 and 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NMXS.com, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



February 6, 2003




                          -47- F1





                     NMXS.com, Inc. and Subsidiaries
                        Consolidated Balance Sheets


                                                        December 31,
                                                --------------------------
                                                     2002         2001
Assets                                          ------------  ------------

Current assets:
  Cash and equivalents                           $  39,000     $  57,000
  Restricted cash                                        -        42,000
  Accounts receivable, net                         643,000       469,000
  Estimated earnings in excess of billings on            -        18,000
    uncompleted contract
  Prepaid expenses and other assets                 42,000        50,000
  Officer advances                                   1,000        32,000
                                                ------------  ------------
             Total current assets                  725,000       668,000
                                                ------------  ------------

Furniture, equipment and improvements, net         226,000       652,000
Security deposits                                   39,000        54,000
Goodwill, net                                       75,000        97,000
                                                ------------  ------------
                                               $ 1,065,000   $ 1,471,000
                                                ============  ============
Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses         $  315,000    $  680,000
  Deferred revenue                                 318,000       424,000
  Notes payable                                    287,000       337,000
                                                ------------  ------------
             Total current liabilities             920,000     1,441,000
                                                ------------  ------------
Stockholders' equity:
  Preferred stock, $0.001 par value, 500,000
    shares authorized, no shares issued and
    outstanding as of 12/31/02 and 12/31/01,             -             -
    respectively
  Common stock, $0.001 par value, 50,000,000
    shares authorized, 24,757,726 and
    22,116,784 shares issued and outstanding
    as of 12/31/02 and 12/31/01, respectively       24,000        22,000

  Additional paid-in capital                     8,185,000     7,550,000
  Subscriptions receivable                               -             -
  Retained (deficit)                            (8,064,000)   (7,542,000)
                                                ------------  ------------
                                                   145,000        30,000
                                                ------------  ------------

                                              $  1,065,000   $ 1,471,000
                                                ============  ============




  The accompanying notes ar an integral part of these financial statements.





                          -48- F2





                    NMXS.com, Inc. and Subsidiaries
                 Consolidated Statements of Operations



                                            For the years ended
                                               December 31,
                                      -----------------------------
                                            2002          2001
                                      -------------   -------------
Revenue
  Software maintenance                $ 1,053,000     $  400,000
  Custom programming                      106,000        393,000
  License fees                            174,000        312,000
  Scanning services                        75,000        140,000
  Other                                   250,000         34,000
                                      -------------   -------------
                                        1,658,000      1,279,000
                                      -------------   -------------

Operating costs and expenses:
  Cost of services                        527,000        487,000
  General and administrative            1,386,000      2,723,000
  Research and development                176,000        279,000
  Impairment of goodwill                   22,000              -
                                      -------------   -------------
        Total operating costs and       2,111,000      3,489,000
          expenses                    -------------   -------------

Net operating (loss)                     (453,000)    (2,210,000)

Other income (expense):
  Interest income                           1,000          5,000
  Interest (expense)                      (45,000)       (35,000)
  (Loss) on disposal of fixed assets      (25,000)             -
                                      -------------   -------------
        Total other income (expense)      (69,000)       (30,000)
                                      -------------   -------------

Net (loss)                             $ (522,000)   $(2,240,000)
                                      =============   =============
Weighted average number of
  common shares outstanding -          23,270,000     21,520,000
  basic and fully diluted             =============   =============

Net (loss) per share - basic and       $   (0.02)    $     (0.10)
  fully diluted                       =============   =============




  The accompanying notes ar an integral part of these financial statements.



                          -49- F3





                           NMXS.com, Inc. and Subsidiaries
              Consolidated Statements of Changes in Stockholders' Equity


                            Common Stock          Additional                 Total
                                                    Paid-in      Retained    Stockholders'
                          Shares       Amount      Capital      (Deficit)    Equity
                        ----------  ----------    ----------   -----------   -------------

Balance forward
  December 31, 2000     20,733,836  $   20,000    6,071,000    (5,302,000)      789,000

Issuance of shares
previously issuable         75,000                                                    -

Sale of common
stock, net                 287,500                  115,000                     115,000

Issuance of common
stock for personal
guarantee                  250,000                  188,000                     188,000

Issuance of common
stock for salaries          46,396                   22,000                      22,000

Issuance of stock
options for services                                399,000                     399,000

Issuance of
warrants for services                               225,000                     225,000

Issuance of common
stock for services         724,052       2,000      410,000                     412,000

Fair value of
services provided
by founder                                          120,000                     120,000

Net (loss)
  For the year ended
  December 31, 2001                                            (2,240,000)   (2,240,000)
                        ----------  ----------    ----------   -----------   -------------

Balance, December
31, 2001                22,116,784      22,000    7,550,000    (7,542,000)       30,000

Issuance of shares
previously issuable         21,946                                                    -

Issuance of common
stock for salaries          42,349                   15,000                      15,000

Issuance of common
stock for services          29,497                  212,000                     212,000

Issuance of common
stock for services         492,480       1,000       90,000                      91,000

Issuance of common
stock for severance         34,422                   13,000                      13,000

Issuance of common
stock for salaries         148,082                   53,000                      53,000

Issuance of common
stock for services         103,305                   58,000                      58,000

Issuance of common
stock for salaries         122,316                   27,000                      27,000

Sale of common
stock, net               1,346,545       1,000      147,000                     148,000

Sale of common
stock, net                 300,000                   20,000                      20,000

Net (loss)
  For the year ended
  December 31, 2002                                              (522,000)     (522,000)
                        ----------  ----------    ----------   -----------   -------------

Balance, December       24,757,726   $  24,000  $ 8,185,000  $ (8,064,000)    $ 145,000
31, 2002                ==========  ==========    ==========   ===========   =============



  The accompanying notes ar an integral part of these financial statements.



                          -50- F4





                      NMXS.com, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows


                                                      For the years ended
                                                          December 31,
                                               -------------------------------
                                                     2002            2001
                                               -------------  ----------------
Cash flows from operating activities
Net (loss)                                     $  (522,000)   $ (2,240,000)
Adjustments to reconcile net (loss) to
  net cash (used) by operating activities:
  Common stock issued for salaries                  108,000              -
  Common stock issued for services                  205,000        434,000
  Stock options issued for services                 156,000        399,000
  Warrants issued for services                            -        225,000
  Fair value of services provided by founder              -        120,000
  Depreciation                                      100,000        104,000
  Provision for bad debt                                  -         23,000
  Amortization of goodwill                           22,000         30,000
  Amortization of gurantee fee                            -        176,000
  Loss on disposal of fixed assets                   25,000              -
Changes in:
  Accounts receivable                              (174,000)      (269,000)
  Estimated earnings in excess of billings           18,000        165,000
    on uncompleted contracts
  Prepaid expenses and other assets                   8,000         24,000
  Officer advances                                   31,000         18,000
  Accounts payable and accrued expenses             365,000        170,000
  Deferred revenue                                 (266,000)       300,000
                                               -------------  ----------------
Net cash (used) by operating activities              76,000       (321,000)
                                               -------------  ----------------
Cash flows from investing activities
  Acquisition of fixed assets                      (369,000)        (8,000)
  Security deposits                                  15,000        (41,000)
                                               -------------  ----------------
Net cash (used) by investing activities            (354,000)       (49,000)
                                               -------------  ----------------
Cash flows from financing activities
  Proceeds from notes payable                       100,000        350,000
  Repayment of note payable                         (50,000)       (50,000)
  Net proceeds from the issuance of common stock    168,000        115,000
  Restricted cash                                    42,000         (2,000)
                                               -------------  ----------------
Net cash provided by financing activities           260,000        413,000
                                               -------------  ----------------

Net increase (decrease) in cash equivalents         (18,000)        43,000
Cash equivalents - beginning                         57,000         14,000
                                               -------------  ----------------
Cash equivalents - ending                      $     39,000      $  57,000
                                               =============  ================
Supplemental disclosures:
  Interest paid                                $          -      $  24,000
                                               =============  ================
  Income taxes paid                            $          -      $       -
                                               =============  ================
Non-cash transactions:
  Issuance for a note payable                  $          -      $ 188,000
                                               =============  ================
  Number of shares issued for services                    -        250,000
                                               =============  ================

  Obligation for acquisition of fixed assets              -        337,000
                                               =============  ================



  The accompanying notes ar an integral part of these financial statements.




                          -51- F5




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE A - ORGANIZATION AND OPERATIONS

NMXS.com,  Inc.  and  its  wholly-owned subsidiaries  New  Mexico
Software, Inc. ("NMS") and Working Knowledge, Inc. ("WKI") (collectively "the Company"), each operating as a business segment that develop and market proprietary internet technology-based software for the management of digital high- resolution graphic images, video clips and audio recordings. The Company believes that its software has applications for the media, advertising, publishing, medical, entertainment, e-commerce and university markets.

In August 1999, the Company effected a reverse merger in which NMXS.com, Inc. acquired all of the outstanding common stock of NMS.

NMS,  a  New  Mexico corporation, was formed in April  1996.  NMS
develops   and   markets  proprietary  internet  technology-based
software.

During April 2000, the Company purchased 100% of the capital stock of WKI, a Kansas corporation located in California, for a total price of $152,000. The business combination has been accounted for using the purchase method. Tangible assets purchased were of nominal value. WKI provides services which are necessary to prepare, enter, and maintain the customer's data on the Company's digital asset management system. The Company recorded goodwill of $150,000 in connection with the acquisition. The accompanying financial statements include the results of operations of WKI commencing April 1, 2000 (date of acquisition).

The Company has commenced principal business operations and conducts its operations in the United States. Subsequent to September 30, 2001, the Company is no longer in the development stage.

There is no assurance that the Company's marketing efforts will be successful, or that the Company will achieve the necessary sales volume to sustain operations. The Company has incurred net losses and negative cash flows from operations since its inception. In addition, the Company operates in an environment of rapid change in technology and is dependent upon the services of its employees and its consultants. If the Company is unable to increase its sales volume, the Company would require additional funding and there is no assurance that such funding will be available to the Company under acceptable conditions. If such events do not occur, it is unlikely that the Company could continue its business.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business. The Company will continue to require the infusion of capital until operations become profitable. During 2003, the Company anticipates increasing revenues and continuing to monitor their expenses primarily in the area of compensation. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company accounts and transactions have been eliminated.




                          -52- F6




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

[2] Revenue recognition:

Revenue from proprietary software sales that does not require further commitment from the company is recognized upon shipment. Maintenance contract revenue is recognized on a straight-line basis over the life of the respective contract. Revenue from custom software development, which is generally billed separately from the Company's proprietary software, is recognized based on its percentage of completion. Revenue recognized under percentage of completion contracts are generally based upon specific milestones achieved as specified in customer contracts. The Company also derives revenue from the sale of third party hardware and software. Consulting revenue is recognized when the services are rendered. License revenue is recognized ratably over the term of the license.

Due to uncertainties inherent in the estimation process it is at least reasonably possible that completion costs for contracts in progress will be further revised in the near- term.

The cost of services, consisting of staff payroll, outside services, equipment rental, communication costs and supplies, is expensed as incurred.

[3] Cash and cash equivalents:

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

[4] Furniture, equipment and improvements:

Furniture, equipment and improvements are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred. Depreciation is charged against results of operations using the straight-line method over the estimated economic useful life. Leasehold improvements are amortized on a straight-line basis over the life of the related lease.

[5] Income taxes:

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the differences between the tax basis of assets and liabilities and their respective financial reporting amount ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

[6] Per share data:

The basic and diluted per share data has been computed on the basis of the net loss available to common stockholders for the period divided by the historic weighted average number of shares of common stock. Weighted average number of shares in 2002 and 2001 also includes 0 and 29,946 shares issuable as of December 31, 2002 and 2001, respectively. The 29,946 shares were issued in March 2002. All potentially dilutive securities have been excluded from the computations since they would be antidilutive, however, these dilutive securities could potentially dilute earnings per share in the future.

[7] Research and development expenses:

Costs of research and development activities are expensed as incurred.



                          -53- F7



                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

[8] Advertising expenses:

The Company expenses advertising costs which consist primarily of direct mailings, promotional items and print media, as incurred.
Advertising expenses amounted to $15,348 and $21,000 for the years ended December 31, 2002 and 2001, respectively.

[9] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[10] Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") allows companies to either expense the estimated fair value of stock options and warrants, or to continue following the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net loss had the fair value of the options and warrants been expensed. The Company has elected to apply APB 25 in accounting for grants to employees under its stock based incentive plans. Equity instruments issued to non-employees are measured based on their fair values.

[11] Software development:

The Company accounts for computer software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". As such, all costs incurred prior to the product achieving technological feasibility are expensed as research and development costs. Technological feasibility is generally achieved upon satisfactory beta test results. Upon achieving technological feasibility, programming costs are capitalized and amortized over the economic useful live which is estimated to be two years. There were no capitalized software development costs as of December 31, 2002 and 2001.

[12] Rental expense:

The Company has recognized the total minimum rental payments due under the lease on a straight-line basis over the lease term. As of December 31, 2001, the Company has a prepaid rent asset of $7,000.




                          -54- F8




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

[13] Goodwill:

The Financial Accounting Standards Board ("FASB") recently issued Statements of Financial Accounting Standards Nos. 141 "Business Combinations", 142 "Goodwill and Other Intangible Assets" and 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". ("SFAS 141", "SFAS 142" and "SFAS 144"). All of these pronouncements are effective for fiscal years beginning after December 31, 2001. Under SFAS 141, a company must use the purchase method of accounting for all business acquisitions. SFAS 142 requires a company to periodically evaluate for impairment (as opposed to amortize) goodwill and intangible assets.

Goodwill resulting from the acquisition of Working Knowledge, Inc., accounted for as a purchase, was being amortized on a straight-line basis over 5 years through December 31, 2001. The Company adopted SFAS No. 142 effective January 1, 2002 and as such, will test the goodwill balance for impairment at least on an annual basis. Such analysis will be based upon the expected future cash flows of Working Knowledge, Inc. There was $22,000 and $0 as impairment of goodwill as of December 31, 2002 and 2001.

Amortization  of  $30,000  has  been  included  in  general   and
administrative expenses for the year ended December 31, 2001.

SFAS 144 supercedes SFAS 121. Management does not expect SFAS 144
to   have   a  material  impact  on  the  consolidated  financial
statements.

NOTE C - RESTRICTED CASH

As of December 31, 2001, the Company renewed a certificate of deposit in the amount of $42,000 to collateralize a note payable. Interest is compounded on a quarterly basis at an annual percentage yield of 3.875%. As of December 31, 2002, there was no restricted cash.

NOTE D - FURNITURE, EQUIPMENT, AND IMPROVEMENTS

Furniture,  equipment, and improvements as of December  31,  2002 consisted of the following:

Computers                           $  270,000
Furniture, fixtures and equipment      172,000
Leasehold improvements                  83,000
                                    ------------
                                       525,000
Accumulated depreciation              (298,000)
                                    ------------
                                       227,000
                                    ============

NOTE E - NOTE PAYABLE

During January 2001, the Company borrowed $300,000. The loan is collateralized by substantially all of the Company's assets and personally guaranteed by an officer of the Company. Additional collateral was provided by a letter of credit issued by a then unrelated third party (Note F). The letter of credit expired on January 19, 2002. The note was renewed with a due date of July 24, 2002 at a current interest rate of 7%. On July 24, 2002, the Company paid $50,000 of principal and $10,525 of interest. The remaining $250,000 of principal was extended to October 24, 2002 at a current interest rate of 7%. On October 24, 2002 the Company paid $25,000 of principal and $4,555 of interest. The remaining $225,000 of principal was extended until April 24, 2003 at a current interest rate of 7%. As of December 31, 2002, the Company had a balance due of $225,000.




                          -55- F9




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE F - CAPITAL TRANSACTIONS

Common stock:

During the year ended December 31, 2001, the Company effected the following stock transactions:

During January, the Company borrowed $300,000 for working capital purposes. The loan is collateralized by substantially all of the Company's assets and personally guaranteed by an officer of the Company as well as a then unrelated third party. The third party was issued 250,000 shares of the Company's common stock valued at approximately $187,500 in exchange for the personal guarantee. Approximately $176,000 has been included in general and administrative expenses in the statement of operations for the year ended December 31, 2001.

During May, the Company sold 287,500 shares of its common stock for $115,000.

The Company compensated two employees in lieu of cash in the form of the Company's common stock. The Company issued 46,396 shares of its common stock to these employees, and approximately $22,000 is included in the statement of operations for the year ended December 31, 2001.

In July, the Company issued 75,000 shares of common stock to it's
Chief Executive Officer (Note H)

The Company issued 724,052 shares and has 29,946 shares issuable of its common stock for various legal and other professional services. Approximately $405,000 has been included in the statement of operations for the year ended December 31, 2001.

On July 27, 2001 the Board of Directors adopted the 2001 Stock Issuance Plan. On February 5, 2002, the Board of Directors amended the plan to increase the number of shares available under the plan from the original 800,000 to 1,600,000. The plan provides for a stock issuance program under which, at the sole discretion of the plan administrator, eligible persons may be issued shares of our common stock by the immediate purchase of such shares or as a bonus for either past service to our company, or any of its subsidiaries, or as an incentive to accept employment or a board position with our company or any of its subsidiaries.

During the year ended December 31, 2002, the Company effected the following stock transactions:

During February, the Company compensated four employees in the form of the Company's common stock as additional compensation. The Company issued 42,349 shares of its common stock to these employees, and approximately $15,000 is included in the statement of operations for the three months ended March 31, 2002.

The Company issued 51,443 shares, including 21,946 shares which had been issuable at December 31, 2001, for legal expenses and sales commission advances. A total of 13,512 shares for legal expenses are shown as issuable at March 31, 2002. In addition, 227,941 shares are shown as issuable as payment for consulting services rendered during 2001.

The Company issued 574,509 shares for legal and consulting services during the three months ended June 30, 2002, 256,853 of which were shown as issuable at March 31, 2002. Approximately $91,000 of expense is included in the statement of operations for the three months ended June 30, 2002. No shares are shown as issuable at June 30, 2002.

During April, the Company compensated five employees in the form of the Company's common stock as a severance package. A total of 34,422 shares were issued to these employees, and approximately $13,000 was included in the statement of operations for the three months ended June 30, 2002.




                          -56- F10




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Common stock: (continued)

During April and May, the Company compensated all its employees in the form of the Company's common stock in lieu of payroll. A total of 148,082 shares of the Company's common stock were issued to these employees, and approximately $53,000 was included in the statement of operations for the three months ended June 30, 2002.

During  the  three months ended September 30, 2002,  the  Company
issued   103,304  shares  for  legal  and  consulting   services.
Approximately $18,000 was included in the statement of operations for that period.

In July, the Company compensated all its employees in the form of the Company's common stock in lieu of payroll. A total of 122,316 shares were issued to these employees, and approximately $27,000 was included in the statement of operations for the three months ended September 30, 2002.

In September, the Company sold 1,346,545 shares of its common stock for $148,000.

In December, the Company sold 300,000 shares of its common stock for $20,000.

Warrants:

In conjunction with the closing of the reverse merger (Note A), the Company declared a distribution of 1,000,000 Series A warrants at the rate of one warrant for each 5.3 common shares held by the stockholders of record as of the beginning of business on August 3, 1999. The warrants have an exercise price of $1.25 per share and a three year contractual life from date of issuance. The warrants are redeemable by the Company for $0.01 per warrant subject to 30 days written notice at any time the closing bid price of the stock equals or exceeds 300% of the exercise price of the warrant for ten consecutive trading days. The warrants became issuable on November 14, 2000, the date the Company's Form SB-2 filing was declared effective. As a result, the Company recorded a warrant dividend valued at $1,153,000, the fair value of the warrants on the effective date. The fair value was estimated using the Black-Scholes pricing model. The following assumptions were used in computing the fair value of the warrant dividend: risk free interest rate of 5.7%, zero dividend yield, volatility of the Company's common stock 218% and an expected life of three years. The warrants were issued on January 25, 2001.

In  January  and  February of 2000, the Company issued  1,090,000
Series   B  warrants  in  connection  with  a  private  placement
offering. The Series B warrants are exercisable for a period of up to five years from the date of issuance.

On February 20, 2001, the Company entered into a stock swap agreement with a principal corporate stockholder (a public company). The agreement provides for the exchange of cashless assignable Series C warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $.50 per share for 150,000 restricted shares of the stockholder's common stock. The transaction was recorded as an investment valued at $225,000, which represented the market value of the stockholder's common stock exchanged on the date of the agreement (See Note L).

In   September,   the  Company  issued  1,346,545   warrants   in
conjunction with the sale of the 1,346,545 shares above at the rate of one warrant for each common share. The warrants have an exercise price of $0.21 per share and a seven year contractual life from date of issuance. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.17. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 4.05%, zero dividend yield, volatility of the Company's common stock of 122% and an expected life of the warrants of seven years. Approximately $2,000 of expense was included in the statement of operations for the three months ended September 30, 2002.




                          -57- F11




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements




NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Warrants: (continued)

No warrants have been exercised through December 31, 2002.

Stock options:

Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock- based compensation prescribed therein are shown below. Exercise prices and weighted-average contractual lives of stock options outstanding as of December 31, 2001 are as follows:

      Options Outstanding                         Options Exercisable
---------------------------------------   ------------------------------------
                           Weighted        Weighted                 Weighted
                            Average         Average                 Average
Exercise    Number         Remaining       Exercise    Number       Exercise
Prices    Outstanding  Contractual Life     Prices     Exercisable   Price
-------   -----------  ----------------   ----------   -----------  ----------
$0.17-        97,000         9.83           $0.17           0         $0.00
$0.30
$0.31-     1,215,000         8.66           $0.38         60,000      $0.31
$0.50
$0.54-       790,000         3.45           $0.71        330,000      $0.72
$0.83
$1.25-       460,000         7.54           $1.66        361,000      $1.75
$2.13

Summary of Options Granted and Outstanding:

                                For the Years Ended December 31,
                        ------------------------------------------------
                                2002                   2001
                        ----------------------   -----------------------
                          Shares     Weighted    Shares     Weighted
                                      Average                Average
                                     Exercise               Exercise
                                      Price                   Price
                        ---------  -----------   --------   ------------
Options:

Outstanding             2,202,000     $0.77      1,593,000    $1.33
at beginning
of year

Granted                   353,000     $0.29      1,739,000    $0.47

Cancelled                  (2,000)    $1.25     (1,130,000)   $0.09

Outstanding             2,553,000     $0.63      2,202,000    $0.77
at end of year

The fair value of each option granted prior to 2000 has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of the options granted during 1999 was $2.42. The following weighted average assumptions were used in computing the fair value of option grants for 1999: weighted average risk-free interest rate of 5.50%; zero dividend yield, volatility of the Company's common stock of 40% and an expected life of the options of five years. The options vest ratably over a five year period.




                          -58- F12




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options: (continued)

During the year ended December 31, 2001, the Company granted the following stock options:

In January 2001, the Company granted 83,000 stock options to employees with an exercise price of $.77, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant, 25,000 of such options have been cancelled. The fair value of the options has been estimated on the date of grant using the Black- Scholes option pricing model. The weighted average fair value of these options was $.77. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 6.05%; zero dividend yield, volatility of the Company's common stock of 218% and an expected life of the options of ten years.

During March, 2001, the Company granted 60,000 stock options for legal services to a member of the Board of Directors with an exercise price of $.3125, equal to the fair value of the common stock, with a contractual life of five years and a thirty day vesting period from the date of grant. The fair value of the options has been estimated using the Black- Scholes option pricing model. The weighted average fair value of these options was $.3125. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.64%; zero dividend yield, volatility of the
Company's common stock of 247% and an expected life of the options of five years. Options valued at approximately $19,000 were earned and are included in general and administrative expense for the year ended December 31, 2001.

During April, 2001, the Company granted 300,000 stock options for outside consulting services with an exercise price of $.28, equal to the fair value of the common stock, with a contractual life of five years, exercisable as of the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The options were forfeited as of December 31, 2001 and no expense has been recognized for 2001.

During April, 2001, the Company granted 100,000 stock options for outside consulting services with an exercise price of $.39, $.11 more than the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.28. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 5.14%; zero dividend yield, volatility of the Company's common stock of 247% and an expected life of the options of ten years. An expense of approximately $10,000 is included in general and administrative expense for the year ended December 31, 2001 for the estimated value of the options over the period services are to be received.

During April 2001, the Company granted 300,000 stock options to an employee with an exercise price of $.50, $.25 over the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.25. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of
6.05%; zero dividend yield, volatility of the Company's common stock of 247% and an expected life of the options of ten years.




                          -59- F13




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options: (continued)

During April, 2001, the Company granted 60,000 stock options for professional services with an exercise price of $.61, equal to the fair value of the common stock, with a contractual life of five years, exercisable as of the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.61. The following assumptions were used in computing the fair value of these option grants: weighted average risk- free interest rate of 4.76%; zero dividend yield, volatility of the Company's common stock of 247% and an expected life of the options of five years. An expense of approximately $36,000 is included in general and administrative expense for the year ended December 31, 2001, for the estimated value of options over the period services are to be received.

During June 2001, the Company granted 35,000 stock options to an employee with an exercise price of $1.49, $.84 over the fair value of the common stock, with a contractual life of ten years and a vesting period of 50% at the end of five months and 50% at the end of seventeen months. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.65. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of
6.05%; zero dividend yield, volatility of the Company's common stock of 247% and an expected life of the options of ten years.

During July 2001, the Company granted 100,000 stock options to an employee with an exercise price of $.54, equal to the fair value of the common stock, with a contractual life of ten years and a vesting period of 50% at the end of five months and 50% at the end of seventeen months. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.54. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of
6.05%; zero dividend yield, volatility of the Company's common stock of 247% and an expected life of the options of ten years.

During October 2001, the Company granted 650,000 stock options to three employees, 450,000 options with an exercise price of $.34, and 200,000 options with an exercise price of $.70, all equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.45. The following assumptions were used in computing the fair value of these option grants: weighted average risk- free interest rate of 4.57%; zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

During October, 2001, the Company granted 50,000 stock options for outside consulting services with an exercise price of $.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk- free interest rate of 4.57%; zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years. An expense of approximately $1,000 is included in general and administrative expense for the year ended December 31, 2001, for the estimated value of options over the period services are to be received.




                          -60- F14




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements



NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options: (continued)

During the year ended December 31, 2002, the Company granted the following stock options:

In January 2002, the Company granted 53,000 stock options to employees with an exercise price of $.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 5.04%, zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

During January 2002, the Company granted 3,000 stock options for outside consulting services with an exercise price of $.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 5.04%, zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

During February 2002, the Company granted 200,000 stock options to an employee with an exercise price of $.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.91%, zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

In August 2002, the Company granted 103,125 stock options to an employee with an exercise price of $0.17, equal to the fair value of the common stock, with a contractual life of ten years and a 21 month vesting period. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.16. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.42%, zero dividend yield, volatility of the Company's common stock of 122%, and an expected life of the options of ten years.

Stock options: (continued)

The following table summarizes the pro forma operating results of the Company for December 31, 2002 had compensation costs for the stock options granted to employees been determined in accordance with the fair value based method of accounting for stock based compensation as prescribed by SFAS No. 123.

  Proforma net loss available to common stockholders      ($406,000)

  Proforma basic and diluted loss per share                  ($0.02)

As of December 31, 2002, the Company has reserved 884,865 shares of its common stock for issuance upon exercise of stock options and warrants.




                          -61- F15



                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE G - INCOME TAXES

The Company accounts for income taxes using the liability method, under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

As of December 31, 2002, the Company had net operating loss carryforwards of approximately $4,000,000, which expire in varying amounts between 2016 and 2021. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

The difference between the statutory federal income tax rate on the Company's pre-tax loss and the Company's effective income tax rate is summarized as follows:

                                      2002      2001
                                    -------    -------
Statutory federal income tax rate   (34.0%)    (34.0%)
Increase in valuation allowance      34.0%      34.0%
Other                                 0.0%       0.0%
                                    -------    -------
Effective income tax rate             0.0%       0.0%
                                    -------    -------

NOTE H - RELATED PARTY TRANSACTIONS

Officer advances:

Represents advances to the Chief Executive Officer who is a principal stockholder of the Company which bears interest at 7% per annum. During 2001, repayments of $25,000 were made by the principal stockholder which was offset by advances of $4,000 plus interest earned but not paid of $3,000. The amount was charged against interest expense and accrued payroll.

Rent:

In May 2000, the Chief Executive Officer, who is a principal stockholder of the Company, transferred 75,000 shares to a lessor of the Company for future rent obligations and certain leasehold improvements. As a result of this transaction, the Company recognized a credit to additional paid-in capital of $109,000, representing the fair value of the stock transaction. The Company issued 75,000 replacement shares to this individual in July 2001.

NOTE I - COMMITMENTS

Leases:

The Company leases office space, equipment and an automobile under operating leases. Future minimum lease payments as of December 31, 2002 are as follows:

                        Year       Amount
                        ----       ------
                        2003      $121,000
                        2004        70,000


Rent  expense  for  the years ended December 31,  2002  and  2001 amounted to $149,000 and $272,000, respectively.

Employment agreement:

The Company entered into an employment and noncompetition agreement with a stockholder to act in the capacity of President and Chief Executive Officer. The term of the employment agreement is for three years commencing on January 1, 2000. The agreement allows for a one year renewal option unless terminated by either party. Base salary is $120,000 per annum with available additional cash compensation as defined in the agreement. Compensation under this agreement of $120,000 is included in general and administrative expenses for the year ended December 31, 2002; the individual has agreed to forgo his compensation for the year ended December 31, 2001. The Company recorded a charge to operations of $120,000 representing the fair value of such services rendered with a corresponding increase to additional paid in capital. The noncompetition agreement commences upon the termination of the employment agreement for a period of one year. As of December 31, 2002, there was a total of $109,000 in accrued payroll.

NOTE J - MAJOR CUSTOMERS

During   the  year  ended  December  31,  2002,  three  customers
accounted for 47%, 11% and 9% of the Company's revenue. During the year ended December 31, 2001, three customers accounted for 16%, 13%, and 12% of the Company's revenue.

As  of  December  31,  2002,  balances  due  from  two  customers comprised 70% and 8% of total accounts receivable. As of December
31,  2001, balances due from two customers comprised 57% and  21%
of total accounts receivable.

NOTE K - CONSULTING AGREEMENT

The Company entered into an agreement with a company to provide consulting and public relation services. The consultant received an initial fee of 150,000 shares of Manhattan Scientifics, Inc. stock. In consideration of furnishing this initial fee, the Company issued 1,500,000 Series C warrants to Manhattan Scientifics, Inc. (see Note F). In addition, a total fee of 75,000 shares was furnished during the term of agreement. The agreement, as revised, was terminated as of October 31, 2001. Expense of $267,000 has been included in the statement of operations for the year ended December 31, 2001.




                          -62- F16




                 NMXS.com, INC. AND SUBSIDIARIES
           Notes to Consolidated Financial Statements


NOTE L - REPORTABLE SEGMENTS

Management has identified the Company's reportable segments based on separate legal entities. NMS derives revenues from the development and marketing proprietary internet technology-based software and WKI provides data maintenance services related to NMS digital asset management system. Information related to the Company's reportable segments for 2002 is as follows:

                                  NMS         WKI        Total
                              -----------  ---------  -----------
Revenue                       $1,607,000   $ 51,000   $1,658,000

Cost of services                 485,000     42,000      527,000
General and administrative     1,227,000    159,000    1,386,000
Research and development         176,000          -      176,000
Impairment of goodwill            22,000          -       22,000

Operating income (loss)         (303,000)  (150,000)    (453,000)

Total assets                  $1,029,000   $ 36,000   $1,065,000

WKI revenue consists primarily of software maintenance and scanning services.

A   reconciliation  of  the  segments'  operating  loss  to   the
consolidated net loss/comprehensive loss is as follows:

     Segment's  operating   loss                $(453,000)
                                                ----------
     Other income (expense)                       (69,000)
                                                ----------
     Consolidated net loss/comprehensive loss   $(522,000)
                                                ==========

Prior to acquisition of Working Knowledge, Inc., in April 2000, the Company operated within one business segment.

For the year ended December 31, 2002, amortization and depreciation expense amounted to $75,000 and $25,000 for NMS and WKI, respectively. Also, total fixed asset additions amounted to $ 6,000 and $0 for NMS and WKI, respectively, while fixed asset disposals amounted to $342,000 and $0 for NMS and WKI, respectively.

NOTE M - COMMITMENTS AND CONTINGENCIES

Contingencies:

During the year ended December 31, 2002, the Company accumulated debt totaling $55,000 in line charges with Sprint. The Company was also owed commissions in connection with its contract with Sprint as a Sprint Data Partner. The Company and Sprint have agreed in principle to apply the outstanding commissions to the debt thereby reducing the debt from $55,000 to $16,000. The Company expects to pay the $16,000 during the first six months of 2003.

During the year ended December 31, 2002, the Company was in dispute with Sun Microsystems, Inc. (Sun) over the terms of equipment leased from Sun whereby the Company continued to make lease payments and failed to notify Sun past the lease termination date during 2002. The Company ceased making payments in October 2002 until the matter was resolved. Sun is pursuing collection of payments it considers in arrears totaling $18,000. The Company claims that the missed termination date is a technicality, and that it has overpaid Sun by $50,000. The Company intends to return the equipment to Sun as settlement in full, and does not consider this to impair its ability to continue servicing its customer base.


NOTE M - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Outstanding Payroll Taxes:

The Company has unpaid Federal and State payroll taxes totaling $145,827 as of December 31, 2002. No action has been taken by the Company or the Internal Revenue Service (IRS) to negotiate payment terms, and no plan for repayment has been determined by the Company. The penalties and interest associated with this liability is estimated to be in excess of 10% of the total payroll taxes due, but has not been accrued because the Company feels that until a settlement is reached with the they cannot reasonably determine the amount due in penalties and interest.




                          -63- F17





                                 NMXS.COM, INC.

                     2,325,581 Shares of Common Stock
             5,969,090 Selling Security Holder Shares of Common Stock 1,000,000 Shares of Common Stock Issuable in Connection With Conversion of
                                   Warrants

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     , 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General
Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


SEC registration fee                  $     400
Legal fees and expenses (1)             $25,000
Accounting fees and expenses (1)        $20,000
Miscellaneous and Printing fees(1)      $ 4,600
                                      ----------
Total (1)                               $50,000
                                      ==========

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

NMXS.com, Inc. restricted stock issuance list from February 1, 2001 to February 10, 2004

On February 5, 2001, we issued 250,000 shares of our restricted common stock to Murray W. Kelly. The issuance was valued at $.75 per share or $187,500. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Murray W. Kelly was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Murray W. Kelly had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 12, 2001, we issued 75,000 shares of our restricted common stock to Richard Govatski. The issuance was valued at $1.453 per share or $109,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Richard Govatski was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard Govatski had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 75,000 shares of our restricted common stock to Stockbrokers Associates Corporation. The issuance was valued at $.001 per share or $75.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Stockbrokers Associates Corporation was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Stockbrokers Associates Corporation had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 75,000 shares of our restricted common stock to William Copeland. The issuance was valued at $.49 per share or $36,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. William Copeland was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, William Copeland had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 50,000 shares of our restricted common stock to Quorum Capital. The issuance was valued at $.52 per share or $26,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Quorum Capital was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Quorum Capital had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 150,000 shares of our restricted common stock to Lynn Dixon. The issuance was valued at $.40 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lynn Dixon was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lynn Dixon had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 137,500 shares of our restricted common stock to Trinity American. The issuance was valued at $.40 per share or $55,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Trinity American was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Trinity American had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 12, 2002, we issued 15,400 shares of our restricted common stock to Hawk Associates Inc. The issuance was valued at $.374 per share or $5,764. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Hawk Associates Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Hawk Associates Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 12, 2002, we issued 10,000 shares of our restricted common stock to Owen Coleman. The issuance was valued at $.435 per share or $4,350. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Owen Coleman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Owen Coleman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 23, 2002, we issued 90,000 shares of our restricted common stock to Owen Coleman. The issuance was valued at $.40 per share or $36,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Owen Coleman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Owen Coleman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 454,545 shares of our restricted common stock to Lewis White and Ellen White. The issuance was valued at $.11 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lewis White and Ellen White were a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lewis White and Ellen White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 575,000 shares of our restricted common stock to Frank A Reidy. The issuance was valued at $.11 per share or $63,250. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank A Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank A Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 100,000 shares of our restricted common stock to Lowell R. Addis Family Trust. The issuance was valued at $.11 per share or $11,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lowell R. Addis Family Trust was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lowell R. Addis Family Trust had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 217,000 shares of our restricted common stock to Greg A. Hawley & Marilyn F.
Hawley TTEES FBO Hawley Revocable Trust. The issuance was valued at $.11 per share or $23,870. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Greg A. Hawley & Marilyn F. Hawley TTEES
FBO Hawley Revocable Trust was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Greg A.
Hawley & Marilyn F. Hawley TTEES FBO Hawley Revocable Trust had the necessary investment intent as required by Section
4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Brian McGowan. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brian McGowan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brian McGowan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Chris Rybacki & Holly Rybacki. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Chris Rybacki & Holly Rybacki were a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Chris Rybacki & Holly Rybacki had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Rafael Rubio. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Rafael Rubio was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Rafael Rubio had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Bernadette M. Candaleria. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Bernadette M. Candaleria was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Bernadette M. Candaleria had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Michael Rozenblum. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Michael Rozenblum was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael Rozenblum had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to John E. Handley. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John E. Handley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John E. Handley had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to John M. Fox. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John M. Fox was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John M. Fox had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Shay M. Fox. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Shay M. Fox was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Shay M. Fox had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Joseph R. White. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Joseph R. White was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Joseph R. White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Alan S. Bouhamdan. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alan S. Bouhamdan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alan S. Bouhamdan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Cecilia Gutierrez-White. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Cecilia Gutierrez-White was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Cecilia Gutierrez-White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Carolyn Paige Lopour. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Carolyn Paige Lopour was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Carolyn Paige Lopour had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to David Gregory Lopour. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. David Gregory Lopour was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, David Gregory Lopour had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Anna L. Reidy. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Anna L. Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anna L. Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Frank A. Reidy. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank A. Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank A. Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Frank N. Hawkins Jr. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank N. Hawkins Jr. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank N. Hawkins Jr. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Michael D. Haight. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Michael D. Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael D. Haight had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Kim Haight. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kim Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kim Haight had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Taylor P. Haight. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Taylor P. Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Taylor P. Haight had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Karen Rozenblum. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Karen Rozenblum was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Karen Rozenblum had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 9, 2003, we issued 1,500,000 shares of our restricted common stock to Brian McGowan. The issuance was valued at $.06 per share or $90,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brian McGowan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brian McGowan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 9, 2003, we issued 57,611 shares of our restricted common stock to Cody Pisto. The issuance was valued at $.07 per share or $4,033. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Cody Pisto was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Cody Pisto had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 250,000 shares of our restricted common stock to John E. Handley. The issuance was valued at $.11 per share or $27,500. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John E. Handley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John E. Handley had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 200,000 shares of our restricted common stock to Brockington Securities Inc. The issuance was valued at $.10 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brockington Securities Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brockington Securities Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 365,000 shares of our restricted common stock to Jonathan F. P. Rose. The issuance was valued at $.09 per share or $32,850. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Jonathan F. P. Rose was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Jonathan F. P. Rose had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


Unless otherwise specifically stated, we issued shares in the above transactions: (a) to consultants because our cash flow was not sufficient to satisfy our obligations to various consultants based on agreements with such consultants; (b) to various parties that subscribed for the purchase of our shares in stock purchase agreements and financing agreements; or (c) in repayment of loans or other obligations.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


EXHIBIT           DESCRIPTION

3.1(a)   Certificate  of Incorporation and amendments(1)
3.1(b)   Articles of Incorporation of New Mexico Software, Inc.
3.1(c)   Articles of Incorporation of Working Knowledge, Inc.,
         shall be submitted by amendment.
3.2(a)   By-Laws(1)
3.2(b)   By-Laws of New Mexico Software, Inc.
3.2(c)   By-Laws of Working Knowledge, Inc.,
         shall be submitted by amendment.
4.1      2001 Stock Option Plan
5.1      Opinion and Consent of Anslow & Jaclin, LLP
10.1     Richard Govatski Employment Agreement
10.2     First Mirage, Inc., Agreement
10.3     Brian McGowen Consulting Agreement
21.1     Subsidiaries of NMXS.com, Inc.
23.1     Consent of Beckstead & Watts, LLP, independent auditors.
24.1     Power of Attorney (included on signature page of Registration
         Statement)

(1) Incorporated herein by reference to the Company's Form SB-2 originally filed with the SEC on February 11, 2000 (SEC File No. 333-30176)


ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 12th day of February, 2004.

                                 NMXS.com, Inc.

                          By:/S/ RICHARD GOVATSKI
                             -------------------------
                             RICHARD GOVATSKI
                             Chairman of the Board of
                             Directors, Chief Executive
                             Officer and President



                                POWER OF ATTORNEY

The undersigned directors and officers of NMXS.com, Inc. herbey constitute and appoint Richard Govatski, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                          DATE

/S/ RICHARD GOVATSKI   Chairman of the Board of Directors,   February 12, 2004
--------------------  Chief Executive Officer and President
RICHARD GOVATSKI

/S/ TERESA B. DICKEY       Principal Financial Officer       February 12, 2004
----------------------           and Director
TERESA B. DICKEY

/S/ JOHN E. HANDLEY
----------------------             Director                  February 12, 2004
JOHN E. HANDLEY